UNITED STATES

SECURITIES AND EXCHANGE COMMISSIO

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Corsair Gaming, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CORSAIR GAMING, INC.

115 N. McCarthy Boulevard

Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2026

To the Stockholders of Corsair Gaming, Inc.:

The 2026 Annual Meeting of Stockholders, or the 2026 Annual Meeting, of Corsair Gaming, Inc., a Delaware corporation, or the Company, will be held virtually on June 16, 2026 at 11:30 a.m. Pacific Time. Stockholders can attend the meeting via the Internet at www.virtualshareholdermeeting.com/CRSR2026 by using the 16‑digit control number that appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials.

The 2026 Annual Meeting will be held for the following purposes:

(1) To elect two Class III directors to hold office until the 2029 annual meeting of stockholders or until their successors are elected;

(2) To ratify the selection, by the audit committee of our board of directors, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

(3) To transact such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders who owned our common stock at the close of business on April 20, 2026 may vote at the 2026 Annual Meeting or any adjournments or postponements that take place.

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2025 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2025 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the virtual 2026 Annual Meeting via the internet. Whether or not you plan to attend the 2026 Annual Meeting, please vote as soon as possible. You may vote over the internet or by a toll‑free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the virtual 2026 Annual Meeting may vote at the meeting, even if the stockholder has already returned a proxy card or voting instruction card.

Our board of directors recommends that you vote “FOR” the election of its director nominees and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

By Order of the Board of Directors:

Gordon Mattingly
Chief Financial Officer

Milpitas, California

April 30, 2026

i

CORSAIR GAMING, INC.

115 N. McCarthy Boulevard

Milpitas, California 95035

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2026

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2026

This proxy statement and our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025, are available at our website at www.corsair.com and at www.proxyvote.com.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the internet or, upon your request, have delivered paper proxy materials to you, because the board of directors of Corsair Gaming, Inc., or the Company, is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, or the 2026 Annual Meeting, or any adjournments, continuations or postponements that take place. The 2026 Annual Meeting will be held on June 16, 2026 at 11:30 a.m. Pacific Time, virtually at www.virtualshareholdermeeting.com/CRSR2026. There will be no physical meeting location. The meeting will only be conducted via an audio webcast. As a stockholder, you are invited to attend the 2026 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2026 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

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This proxy statement, which includes information regarding the proposals to be voted on at the 2026 Annual Meeting, the voting process, corporate governance, the compensation of our directors and named executive officers, and other required information;
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Our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
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The proxy card or a voting instruction card for the 2026 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about April 30, 2026.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

The Notice contains instructions on how to access the proxy materials over the Internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2026 Annual Meeting?

Only stockholders of record at the close of business on April 20, 2026, or the record date, will be entitled to vote at the 2026 Annual Meeting. On this record date, there were 106,879,647 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on April 20, 2026, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual 2026 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2026 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on April 20, 2026, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2026 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2026 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the virtual 2026 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are two proposals scheduled for a vote at the 2026 Annual Meeting:

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Proposal No. 1–To elect two Class III directors to hold office until our 2029 annual meeting of stockholders or until their successors are elected; and
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Proposal No. 2–To ratify the selection, by the audit committee of our board of directors, of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to our board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the virtual 2026 Annual Meeting or vote by proxy by telephone or Internet or by mail. Whether or not you plan to attend the 2026 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2026 Annual Meeting and vote by following the instructions described below even if you have already voted by proxy.

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To vote by attending the virtual 2026 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/CRSR2026 during the 2026 Annual Meeting. You will need the 16-digit control number which appears on the enclosed proxy card (printed in the box and marked by the arrow) and the instructions accompanying these proxy materials.
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To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
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To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or other agent. To vote at the virtual 2026 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by telephone, by Internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a vote at the 2026 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock you own as of April 20, 2026.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1) and “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2). If any other matter is properly presented at the 2026 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication.

Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2026 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

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You may submit another properly completed proxy with a later date;
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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Corsair Gaming, Inc., 115 N. McCarthy Boulevard, Milpitas, California 95035; or
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You may virtually attend the 2026 Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the 2026 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

How do I attend the virtual 2026 Annual Meeting?

The live audio webcast of the 2026 Annual Meeting will begin promptly at 11:30 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the 2026 Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.

To attend the 2026 Annual Meeting, stockholders will need to log‑in to www.virtualshareholdermeeting.com/CRSR2026 using the 16‑digit control number on the proxy card or voting instruction form.

Can I submit questions prior to or at the virtual 2026 Annual Meeting?

Stockholders may submit questions and vote on the day of, or during, the 2026 Annual Meeting on www.virtualshareholdermeeting.com/CRSR2026. To demonstrate proof of stock ownership, you will need to enter the 16‑digit control number received with your proxy card or voting instruction form to submit questions and vote at our 2026 Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the 2026 Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the 2026 Annual Meeting. Answers to any questions not addressed during the meeting will be posted following the meeting on our website at https://ir.corsair.com.

Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we would ask each stockholder to please ask no more than two questions in order for everyone to have sufficient time to ask questions.

Is technical assistance provided before and during the virtual 2026 Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual 2026 Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. The phone numbers for contacting technical support will be posted on the login page for the virtual meeting at www.virtualshareholdermeeting.com/CRSR2026.

These numbers will not be able to help with procuring your 16‑digit control number to gain access to the meeting. Control numbers can be found in your proxy materials or requested through your bank or broker.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the shares of the Company’s capital stock issued and outstanding and entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the 2026 Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the 2026 Annual Meeting. On the record date, there were 106,879,647 shares outstanding and entitled to vote. Accordingly, the holders of 53,439,824 shares must be present at the 2026 Annual Meeting or represented by proxy to have a quorum. Your shares will be counted toward the quorum at the 2026 Annual Meeting only if you vote at the meeting, or you submit a valid proxy vote.

Abstentions and broker non‑votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy may adjourn the 2026 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2026 Annual Meeting. The Inspector of Elections will separately count:

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“FOR”, “WITHHOLD” and broker non-votes for Proposal No. 1 (the election of directors); and
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“FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for Proposal No. 2 (the ratification of the selection of KPMG LLP as our independent registered accounting firm for the fiscal year ending December 31, 2026).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non‑votes.” Broker non‑votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non‑routine” matters. Proposal No. 1 to elect directors is referred to as a “non‑routine” matter, but Proposal No. 2 to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is a “routine” matter. A broker or other nominee may generally vote on routine matters, and therefore broker non‑votes are not expected in connection with Proposal No. 2. A broker or other nominee cannot vote without instructions on non‑routine matters, and therefore there may be broker non‑votes on Proposal No. 1. Broker non‑votes will not be counted toward the vote total for any proposal at the 2026 Annual Meeting.

How many votes are needed to approve each proposal?

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Proposal No. 1–To elect two Class III directors to hold office until our 2029 annual meeting of stockholders or until their successors are elected. The two nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non votes will not be counted towards the vote total for this proposal.
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Proposal No. 2–To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, broker non‑votes are not expected in connection with this proposal.

How can I find out the results of the voting at the 2026 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8‑K to be filed with the SEC within four business days after the 2026 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8‑K to disclose preliminary voting results and file an amended Current Report on Form 8‑K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for our 2027 annual meeting of stockholders, your proposal must be submitted in writing by December 31, 2026 to our Corporate Secretary at Corsair Gaming, Inc., 115 N. McCarthy Boulevard, Milpitas, California 95035. However, if the meeting is not held between May 17, 2027 and July 16, 2027, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at our 2027 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our amended and restated bylaws, or the Bylaws, and, among other things, notify our Corporate Secretary in writing between February 16, 2027 and March 18, 2027. However, if the date of the 2027 annual meeting of the stockholders is more than 30 days before or more than 70 days after June 16, 2027, then you must give notice not earlier than the 120th day prior to that meeting and not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act no later than April 19, 2027.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one‑third of the total number of directors, and each class has a three‑year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our board of directors currently consists of nine directors divided into the three following classes:

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The Class I directors are Jason Glen Cahilly, Sarah Mears Kim and Samuel R. Szteinbaum, and their terms will expire at our 2027 annual meeting of stockholders;
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The Class II directors are Anup Bagaria, George L. Majoros, Jr. and Stuart A. Martin, and their terms will expire at our 2028 annual meeting of stockholders; and
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The Class III directors are Diana Bell, Thi La and Randall J. Weisenburger, and their terms are expiring at the 2026 Annual Meeting.

Two of our current Class III directors, Ms. La and Mr. Weisenburger, have been nominated to serve as Class III directors and have agreed to stand for election. On March 5, 2026, Ms. Bell provided notice that she would not seek re-election at the Annual Meeting. Ms. Bell will continue to serve as a director and member of the audit committee through the end of her term at the Annual Meeting. If the nominees for Class III are elected at the 2026 Annual Meeting, then each nominee will serve for a three‑year term expiring at our 2029 annual meeting of stockholders, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the two nominees for Class III above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company’s management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2026 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2026 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO CLASS III NOMINEES FOR DIRECTOR.

CLASS I DIRECTORS – To continue in office until our 2027 annual meeting of stockholders

Samuel R. Szteinbaum, age 63, has served as a member of our board of directors since August 2017. Mr. Szteinbaum is currently the Chief Executive Officer and Chairman of the board of directors for preschool provider The Wonder Years, which he founded in 1988. Previously, Mr. Szteinbaum served as the chairman of the board of directors of Asetek, Inc., a public company that trades on the Oslo stock exchange, from February 2009 until October 2018. Mr. Szteinbaum also served as a member of the board of directors of Sococo, Inc., a private software company, from 2008 until 2012. From June 1984 to November 2008, Mr. Szteinbaum held various positions at Hewlett‑Packard Company, including serving as Vice President of the Consumer Products Group (Desktop and Notebook Computing) from May 2002 through October 2005, and as Vice President of and Chief Learning Officer from October 2005 to November 2008. Mr. Szteinbaum earned a B.A. in Mathematics and Economics from the

University of California, Santa Cruz and an M.S. in Management from Purdue University. We believe that Mr. Szteinbaum is qualified to serve on our board of directors due to his deep experience in the technology industry.

Jason Glen Cahilly, age 56, has served as a member of our board of directors since August 2017. Mr. Cahilly is currently the Chief Executive Officer of Dragon Group LLC and its affiliates, a private firm that provides capital and business management consulting and advisory services worldwide. Mr. Cahilly also currently serves as a member of the boards of directors, and as a member of the compensation and audit committees, of Carnival Corporation & plc, a public travel and leisure company. Previously, Mr. Cahilly served as the Chief Strategic and Financial Officer of the National Basketball Association from January 2013 to June 2017, as well as a director of the board of NBA China. Prior to that, Mr. Cahilly spent 12 years at Goldman Sachs & Co., where he served as Partner, Global Co‑Head of Media & Telecommunications and Head of Principal Investing for TMT, among other roles. Mr. Cahilly earned a B.A. in International Relations and in Economics from Bucknell University and a J.D. from Harvard Law School. We believe that Mr. Cahilly is qualified to serve on our board of directors due to his more than 30 years of experience in the global media, technology, entertainment, sports, leisure, communications and finance sectors in a variety of senior roles.

Sarah Mears Kim, age 47, has served as a member of our board of directors since December 2021. Ms. Kim has served as a Partner at Centana Growth Partners since January 2023. Ms. Kim previously served as Chief Financial and Business Officer of Archipelago Analytics, a private AI‑driven technology platform, from August 2021 to July 2022. Before joining Archipelago Analytics, Ms. Kim worked at ICONIQ Capital’s Family Office, where she served as Senior Vice President, Head of Private Equity and Venture Capital from September 2019 to August 2021 and the Head of Private Markets and Co‑Investments from February 2016 to September 2019. She previously served as the Director of Private Equity for the Stanford Management Company from August 2013 to February 2016. Ms. Kim also served on the board of directors for ABR Reinsurance Capital Holdings Ltd., a Bermuda‑based insurance carrier, from March 2019 to September 2021. Ms. Kim earned her B.S at Stanford University and her M.B.A. at the Wharton School of the University of Pennsylvania. We believe that Ms. Kim is qualified to serve on our board of directors due to her broad leadership skills and business experience gained in a variety of industries.

CLASS II DIRECTORS – To continue in office until our 2028 annual meeting of stockholders

George L. Majoros, Jr., age 64, has served as a member of our board of directors since August 2017. Mr. Majoros is currently a Co‑Managing Partner of EagleTree Capital, LP, or EagleTree Capital, having first joined EagleTree Capital’s predecessor firm, Wasserstein Perella & Co., in 1993. Mr. Majoros has also served on the boards of directors of numerous public and private companies over the past 25 years. Prior to joining EagleTree Capital, Mr. Majoros practiced law with Jones, Day, Reavis & Pogue, where he specialized in contested takeovers, mergers and acquisitions and corporate and securities law. Mr. Majoros received his A.B. in Economics from the University of Michigan and his J.D. from Case Western Reserve University Law School. We believe that Mr. Majoros is qualified to serve on our board of directors due to his broad leadership skills and business experience gained in a variety of industries.

Anup Bagaria, age 53, has served as a member of our board of directors since September 2018. Mr. Bagaria is currently Co-Managing Partner at EagleTree Capital. Mr. Bagaria joined EagleTree Capital’s predecessor firm, Wasserstein Perella & Co., in 1994 and has served on the boards of directors of numerous private companies over the past 25 years. He also served as the Chief Executive Officer of New York Media. Mr. Bagaria received his S.B. from the Massachusetts Institute of Technology. We believe that Mr. Bagaria is qualified to serve on our board of directors due to his broad leadership skills and business experience gained in a variety of industries.

Stuart A. Martin, age 44, has served as a member of our board of directors since August 2017. Mr. Martin joined EagleTree Capital’s predecessor firm in 2004. Prior to EagleTree Capital, Mr. Martin worked at UBS Los Angeles, focusing on leveraged finance, consumer products and media transactions. Mr. Martin helps lead EagleTree’s investment activities in the consumer products sector. He currently serves on the board of directors for Lignetics, MacKenzie‑Childs, Summit Hill Foods and Warbird Marine Holdings. He previously served on the boards of directors of Harry & David, Paris Presents and So Delicious Dairy Free. Mr. Martin received his B.A. in Economics from Pomona College and was elected to Phi Beta Kappa. We believe that Mr. Martin is qualified to serve on our board of directors due to his extensive financial and strategic experience gained over many years.

CLASS III NOMINEES FOR DIRECTORS – To be elected for a three-year term expiring at our 2029 annual meeting of the stockholders

Randall J. Weisenburger, age 67, has served as a member of our board of directors since July 2018. He started Mile 26 Capital, LLC in January 2015. Previously, Mr. Weisenburger was the Executive Vice President and Chief Financial Officer of Omnicom Group Inc. from 1998 until September 2014. Before joining Omnicom, he was a founding member of Wasserstein Perella, or WP, where he specialized in private equity investing and leveraged acquisitions and a former member of the First Boston Corporation. From 1993 through 1998, Mr. Weisenburger was President and Chief Executive Officer of WP’s merchant banking subsidiary, Wasserstein & Co. Additionally, he held various roles within WP’s portfolio of investment companies including: Co‑Chairman of Collins & Aikman Corp, CEO of Wickes Manufacturing, Vice Chairman of Maybelline Inc., and Chairman of American Law Media. Mr. Weisenburger currently serves as a member of the board of directors of Carnival Corporation & plc, Valero Energy Corporation and MP Materials Corp. Mr. Weisenburger also serves as a member of the compensation committee of Valero Energy Corporation. Mr. Weisenburger previously served as a member of the Board of Overseers of the Wharton School of Business at the University of Pennsylvania, a trustee of Eisenhower Fellowships, as a member of the board of directors of the New York City Health & Hospital Foundation and of the US Ski and Snowboard Foundation. He earned a B.S. in Accounting and Finance from Virginia Polytechnic Institute and State University and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe that Mr. Weisenburger is qualified to serve on our board of directors due to his experience as a senior executive of a large multi‑national corporation and his extensive financial and accounting skills.

Thi La, age 61, has served as a member of our board of directors since December 2021, and our Chief Executive Officer since July 2025. From January 2021 to July 2025 Ms. La served as our President and from August 2013 to July 2025 as our Chief Operating Officer. From May 2010 to August 2013, she served as our Senior Vice President and General Manager of our gaming PC component business unit. From April 2008 to July 2010, Ms. La served as the Vice President of Global Operations and Information Technology at Opnext, Inc., a designer and manufacturer of optical gaming, modules and subsystems for communications uses. From 1997 to 2008 she held various positions at Hewlett Packard, Inc., including Director of Consumer Desktop PC, Display and Accessories for North America. Ms. La holds a B.S. in Electrical Engineering from San Jose State University. We believe that Ms. La is qualified to serve on our board of directors due to her extensive leadership experience in the technology industry.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and is seeking ratification of such selection by our stockholders at the 2026 Annual Meeting. KPMG has audited our consolidated financial statements for the fiscal years ended December 31, 2025, 2024, and 2023.

Representatives of KPMG are expected to be present at the 2026 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2026 Annual Meeting will be required to ratify the selection of KPMG.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

The following information sets out the fees for professional services rendered by KPMG, during the fiscal years 2025 and 2024:

	Year Ended December 31,
	2025	2024

Audit Fees(1)	$3,429,268	$3,634,574
Audit-Related Fees	—	—
Tax Fees(2)	389,486	375,947
Other Fees(3)	25,000	—
Total All Fees	$3,843,754	$4,010,521

(1)
This category consists of fees for professional services for the audit of our 2025 and 2024 annual consolidated financial statements, the review of quarterly consolidated financial statements and for services that are normally provided by the independent registered public accounting firm in connection with other statutory and regulatory filings or engagements in the years ended December 31, 2025 or 2024.
(2)
This category consists of fees for professional services rendered for tax compliance, tax advice and tax planning.
(3)
This category in 2025 relates to KPMG providing access to their 2024 audit workpapers to a non-affiliated UK audit firm for a Corsair subsidiary’s statutory audit. These services did not include audit-related or tax services.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy for the pre‑approval of all audit and non‑audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at https://ir.corsair.com. The audit committee has considered the role of KPMG in providing audit and non‑audit related services to the Company and has concluded that such services are compatible with KPMG’s role as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at https://ir.corsair.com.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2025. The audit committee has discussed with KPMG, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the audit committee has discussed with KPMG their independence, and received from KPMG the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with KPMG, with and without management present, the scope and results of KPMG’s audit of the consolidated financial statements for the fiscal year ended December 31, 2025.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee

Randall J. Weisenburger

Diana Bell

Jason Glen Cahilly

Samuel R. Szteinbaum

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our board of directors currently consists of nine members. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2026 Annual Meeting, other than Messrs. Majoros, Bagaria and Martin and Ms. La, qualify as “independent” directors in accordance with the rules of the Nasdaq Stock Market LLC, or the Nasdaq Rules. Ms. La is not considered independent because she is an employee of our Company. Messrs. Majoros, Bagaria and Martin are not considered independent because they are employees of EagleTree Capital, an affiliate of which, Corsair Group (Cayman), LP, or EagleTree, owns approximately 53% of our combined voting power as of April 20, 2026.

The Nasdaq Rules definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by the Nasdaq Rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Controlled Company Exemption

Due to EagleTree holding more than 50% of the voting power for the election of directors, we are considered a “controlled company” for the purposes of the Nasdaq Rules. As such, we qualify for, and rely on, exemptions from certain corporate governance requirements, including that a majority of our board of directors consists of “independent directors,” as defined under the Nasdaq Rules. In addition, we are not required to have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities or to conduct annual performance evaluations of the nominating and corporate governance and compensation committees. Accordingly, our stockholders do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Rules.

Currently, five out of nine of the directors on our board of directors are independent, three of the five directors on our compensation committee are independent and one of the four members of our nominating and corporate governance committee is an independent director. Consequently, we are utilizing several of the exemptions available to “controlled companies” and may continue to do so in the future.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, our board of directors shall take any action that may be necessary to comply with the Nasdaq Rules, subject to a permitted “phase‑in” period.

Classified Board of Directors

In accordance with our second amended and restated certificate of incorporation, or our Certificate of Incorporation, our board of directors is divided into three classes with staggered, three‑year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board of Directors

Our board of directors exercises its discretion in combining or separating the roles of chair of the board and chief executive officer as it deems appropriate in light of prevailing circumstances. We believe that we, like many U.S. companies, are well‑served by a flexible leadership structure. Currently, the roles are separated, with Mr. Majoros serving as chair of the board and Ms. La serving as chief executive officer. Our board of directors has determined that separating the roles of chair of the board and chief executive officer is best for our Company and its stockholders at this time because it allows our chief executive officer to focus on the day‑to‑day operation of our business and allows the chair of the board to focus on board‑related matters. However, our board of directors will continue to consider whether the positions of chair of the board and chief executive officer should be combined or separated at any given time as part of our succession planning process.

Role of the Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day‑to‑day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk‑taking.

Meetings of the Board of Directors and Committees

During 2025, the board of directors met five times, the audit committee met five times, the compensation committee met six times and the nominating and corporate governance committee did not meet. In 2025, each director attended at least 75% of the meetings of the board of directors and the committees on which they served while a member of the board of directors and such committees. As required under Nasdaq Rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

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appoints and oversees our independent registered public accounting firm;
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evaluates the independent registered public accounting firm’s qualifications, independence and performance;
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determines the engagement and compensation of the independent registered public accounting firm;
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discusses with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly financial statements;
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discusses earnings press releases, as well as financial information and earnings guidance to provide to analysts and ratings agencies;

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discusses with management the Company’s policies with respect to risk assessment and risk management;
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establishes procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
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approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
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is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
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reports regularly to the board of directors regarding its activities;
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reviews and assesses treasury functions, including cash management processes;
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consults with management to establish procedures and internal controls related to cybersecurity;
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reviews and approves all related party transactions on an ongoing basis in accordance with our Related Person Transaction Policy and Procedures;
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investigates any matters received with respect to ethics issues, complaints and associated investigations, including those reported through our ethics helpline; and
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reviews the audit committee charter and the audit committee’s performance.

The current members of our audit committee are Mr. Weisenburger, who serves as the chair, Ms. Bell and Messrs. Cahilly and Szteinbaum. After the 2026 Annual Meeting, and subject to election by our stockholders in the case of Mr. Weisenburger, we expect that our audit committee will be composed of Mr. Weisenburger, as chair and Messrs. Cahilly and Szteinbaum. Ms. Bell, a member of the audit committee, provided notice on March 5, 2026, that she would retire from the board of directors and the audit committee and would not seek re-election at the Annual Meeting. Ms. Bell will continue to serve as a director and a member of the audit committee through the end of her term at the Annual Meeting.

Each of the current members of our audit committee meets or will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq Rules. Our board of directors has determined that each of Mr. Weisenburger, Ms. Bell and Messrs. Cahilly and Szteinbaum are audit committee financial experts as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of Mr. Weisenburger, Ms. Bell, Mr. Cahilly and Mr. Szteinbaum are independent under the heightened independence standards under the applicable Nasdaq Rules.

Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq Rules. A copy of the audit committee charter is available to security holders on our website at https://ir.corsair.com.

Compensation Committee

Our compensation committee has generalized supervisory responsibility for the compensation policies applicable to all of our employees, including periodic reviews of the adequacy of our compensation structure, performance review procedures, employee turnover and retention, successorship plans and other human resource issues. Our compensation committee reviews and approves or recommends policies relating to compensation and benefits of our officers and employees. The compensation committee also reviews and approves or recommends corporate goals and objectives relevant to compensation of our chief executive officer and other named executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends to our board of directors the compensation of these officers based on such evaluations. The compensation committee also reviews and recommends to our board of directors the grant of stock options, performance stock units, or PSUs, restricted stock units, or RSUs, and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The current members of our compensation committee are Mr. Cahilly, who serves as the chair, Messrs. Bagaria, Majoros and Szteinbaum and Ms. Kim. After the 2026 Annual Meeting, we expect that our compensation committee will be composed of Mr. Cahilly, as chair, Messrs. Bagaria, Majoros and Szteinbaum and Ms. Kim.

We utilize certain of the “controlled company” exceptions which exempts us from the requirement that we have a compensation committee composed entirely of independent directors. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq Rules. A copy of the compensation committee charter is available to security holders on our website at https://ir.corsair.com.

Our compensation committee has retained Compensia, Inc., or Compensia, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the compensation committee in developing appropriate incentive plans for our executives on an annual basis, to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to the compensation committee and does not provide any non-compensation related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Compensia addressed each of the six independence factors established by the SEC and Nasdaq Rules with our compensation committee. Its responses affirmed the independence of Compensia on executive compensation matters. Based on this assessment, the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, our compensation committee performed an analysis of the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the relevant independence factors.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Mr. Majoros, who serves as the chair, and Messrs. Bagaria, Martin and Szteinbaum. After the 2026 Annual Meeting, we expect that our nominating and corporate governance committee will be composed of Mr. Majoros, as chair, and Messrs. Bagaria, Martin and Szteinbaum.

We utilize certain of the “controlled company” exceptions which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq Rules. A copy of the nominating and corporate governance committee charter is available to security holders on our website at https://ir.corsair.com.

The nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the board of directors in accordance with laws and regulations established by the SEC and the Nasdaq Rules, our Bylaws and applicable corporate law, and make recommendations to the board of directors regarding such individuals based on the established criteria for members of our board of directors. The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.

For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one‑year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not earlier than 120 days and not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our Bylaws. As set forth in our Bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our Bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our Bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Corsair Gaming, Inc., 115 N. McCarthy Boulevard, Milpitas, California 95035. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than April 19, 2027 for our annual meeting of stockholders to be held in 2027).

Board Composition

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

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personal and professional integrity;
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strong ethics and values;
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experience in corporate management, such as serving as an officer or former officer of a publicly held company;
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experience in the industries in which we compete;
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experience as a board member or executive officer of another publicly held company;
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diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
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conflicts of interest; and
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practical and mature business judgment.

Our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Ethics and Business Conduct is available on our website. Our Code of Ethics and Business Conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S‑K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Insider Trading Compliance Policy and Procedures

We have adopted an Insider Trading Compliance Policy and Procedures (filed as Exhibit 19.1 to our Annual Report on Form 10-K) governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees. We also follow procedures for our repurchase of our securities. We believe that our Insider Trading and Disclosure Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations and the Nasdaq Rules applicable to us.

Director Attendance at Annual Meetings

Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2026 Annual Meeting.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the board of directors, or an individual director, by email at ir@corsair.com or by sending written correspondence to our Corporate Secretary at Corsair Gaming, Inc., 115 N. McCarthy Boulevard, Milpitas, California 95035. The Corporate Secretary will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2025, our compensation committee consisted of Mr. Cahilly, as chair, Messrs. Bagaria, Majoros and Szteinbaum and Ms. Kim. None of the members of our compensation committee have at any time been one of our officers or employees. None of our executive officers currently serves, or has in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions during our last fiscal year to which we have been a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Management Services Agreement

We have a management services agreement with our majority owner, EagleTree, pursuant to which EagleTree provides management, consulting and advisory services to us. Such services are provided without charge, other than for the reimbursement of travel and out-of-pocket expense as set forth in the management services agreement. Total travel and out-of-pocket expenses incurred were $114,464 for the year ended December 31, 2025. The amount owed to EagleTree for such expenses was $74,484 as of December 31, 2025.

Indemnity and Reimbursement Arrangement

On July 31, 2024, we entered into an indemnity and reimbursement arrangement, or the Indemnity Letter, with EagleTree. From time to time, EagleTree and its affiliates have provided us, and may in the future provide us, with advisory services relating to certain strategic transactions including some of our prior acquisitions, or the Transaction Services. Pursuant to the terms of the Indemnity Letter and subject to certain limitations, we have agreed to indemnify EagleTree, its affiliates and its and their respective direct and indirect partners, members, equityholders, officers, managers, directors, employees, agents and representatives for all losses, claims, damages, liabilities, costs and expenses arising out of or related to the Transaction Services. There were no indemnification and reimbursement payments to EagleTree for the year ended December 31, 2025.

Investor Rights Agreement

In connection with our initial public offering in September 2020, we entered into an Investor Rights Agreement with EagleTree, or the Investor Rights Agreement. The Investor Rights Agreement grants EagleTree the right to designate the chairman of our board of directors for so long as EagleTree and its affiliates beneficially own at least 20% of our common stock. EagleTree is also able to nominate five directors to our board of directors as long as EagleTree and its affiliates beneficially own at least 50% of our common stock, four directors as long as EagleTree and its affiliates beneficially own at least 40% and less than 50% of our common stock, three directors as long as EagleTree and its affiliates beneficially own at least 30% and less than 40% of our common stock, two directors as long as EagleTree and its affiliates beneficially own at least 20% and less than 30% of our common stock, and one director so long as EagleTree and its affiliates beneficially own at least 10% and less than 20% of our common stock. Furthermore, as long as EagleTree and its affiliates beneficially own at least 20% of our common stock, a change to the size of our board of directors requires approval by a majority of the EagleTree director designees. In addition, in the event a vacancy on the board of directors is created by the resignation of an EagleTree director designee, a majority of the remaining EagleTree director designees will have the right to have the vacancy filled by a new EagleTree director‑designee. If there are no EagleTree director designees on our board of directors, the vacancy will be filled by a nominee designated by EagleTree. As long as EagleTree and its affiliates beneficially own at least 50% of our common stock, directors may be removed with or without cause upon a majority vote of our stockholders. Pursuant to the Investor Rights Agreement, as long as EagleTree and its affiliates beneficially own at least 20% of our common stock, EagleTree director designees will serve on our compensation committee and nominating and corporate governance committee, subject to applicable Nasdaq Rules.

In addition, our Certificate of Incorporation and Bylaws permit, for as long as affiliates of EagleTree maintain beneficial ownership of at least 50% of our outstanding common stock, stockholder action by majority written consent, special meetings to be called by a majority of stockholders and amendments to our Certificate of Incorporation and Bylaws to be approved by a majority of our stockholders.

Registration Rights Agreement

We also entered into a registration rights agreement, or the Registration Rights Agreement, with EagleTree, certain stockholders, and other persons who may become party thereto. Subject to certain conditions, the Registration Rights Agreement provides certain affiliates of EagleTree three “demand” registrations per year from and after the date that is 12 months after our initial public offering; provided, that if any time after the 12 months following our initial public offering we are not eligible to file a Form S‑3 shelf registration statement or for any other reason the “demand” registration statement is required to be filed on Form S‑1, we will only be required to effect “two” demand registrations per year. In addition, we are required to file a shelf registration statement to register EagleTree’s shares whenever we are eligible to file a Form S‑3 shelf registration statement, and we are required to file an automatic shelf registration statement to the extent that we are qualified to do so. Under the Registration Rights Agreement, all holders of registrable securities party thereto are provided with customary unlimited “piggyback” registration rights following an initial public offering, with certain exceptions. The Registration Rights Agreement also provides that we will pay certain expenses of these holders relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act of 1933, as amended, or the Securities Act.

Director and Executive Officer Compensation

Please see “Non‑Employee Director Compensation” and “Executive Compensation Tables” for information regarding compensation of our directors and executive officers.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to, among other things, indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S‑K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving any related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Since the adoption of this policy, we have followed all policies and procedures in reviewing, approving and ratifying related person transactions.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our board of directors is committed to attracting and retaining a highly experienced and capable group of non‑employee directors, including through pay levels and compensation practices that are competitive relative to other publicly‑listed companies. The compensation committee periodically reviews the director compensation program with Compensia, its compensation consultant, including our non-employee director compensation policy for fiscal year 2025.

For fiscal year 2025, our non‑employee directors (other than any individual who was (1) an employee of the Company or any parent or subsidiary or (2) served on the board as a stockholder representative) were compensated under our non‑employee director compensation program, or the Director Compensation Program.

Pursuant to the Director Compensation Program, our non‑employee directors will receive cash compensation, paid quarterly in arrears, as follows:

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Each non‑employee director will receive an annual cash retainer in the amount of $65,000 per year.
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The chairperson of the audit committee will receive additional annual cash compensation in the amount of $30,000 per year for such chairperson’s service on the audit committee. Each non‑chairperson member of the audit committee will receive additional annual cash compensation in the amount of $15,000 per year for such member’s service on the audit committee.
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The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the compensation committee. Each non‑chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the compensation committee.
•
The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $12,500 per year for such chairperson’s service on the nominating and corporate governance committee. Each non‑chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program, each non-employee director who is initially elected or appointed to the board of directors subsequent to our initial public offering on any date other than the date of an annual meeting will automatically, on the date of such director’s election or appointment, be granted initial awards of: (a) an option to purchase shares of our common stock, which option will have an aggregate value on the date of grant of $50,000 (pro-rated for any partial time from the director’s start date through the date of the next annual meeting), and (b) restricted stock units, or RSUs, with an aggregate value on the date of grant of $50,000 (pro-rated for any partial time from the director’s start date through the date of the next annual meeting). Each non‑employee director who serves on the board of directors as of any annual meeting (and will continue serving following such annual meeting) will automatically, on the date of such annual meeting, be granted Annual Awards of: (a) an option to purchase shares of our common stock, which option will have an aggregate grant date value on the date of grant of $100,000; and (b) RSUs with an aggregate value on the date of grant of $100,000. The number of shares granted under the Director Compensation Program is obtained by dividing the dollar value of the grants by the thirty-day volume weighted average trading price of a share of our common stock, taking into consideration the volatility, risk-free rate and life expectancy assumptions in our most recent public filings.

The Initial Awards will vest on the first anniversary of the date of grant, subject to continued service through each applicable vesting date. The Annual Awards will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholders’ meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date. The exercise price per share of non-employee director options will be equal to the closing price per share of our common stock on the date of such annual meeting (or on the last preceding trading day if the annual meeting is not a trading day), which is the fair market value of a share of our common stock on the grant date, and all equity awards held by the non-employee directors will vest in full upon the consummation of a

Change in Control (as defined in the 2020 Incentive Award Plan, or the 2020 Plan). In accordance with the 2020 Plan, the sum of the value of all equity awards and cash that may be granted to a non‑employee director during any calendar year shall not exceed $1,000,000 for such director’s first year of service as a director and $500,000 for each year thereafter.

In addition, we reimburse our non‑employee directors for travel and other necessary business expenses incurred in the performance of their services for us.

Our board of directors and compensation committee considered all material information available when determining the compensation programs for our non‑employee directors, including in particular data provided by Compensia, who provided data relating to companies having market capitalizations and industries similar to ours. While our board of directors and compensation committee reviewed the statistical compensation data and elements derived from this supplemental industry information when determining the compensation for our Director Compensation Program, our board of directors and our compensation committee did not benchmark our non‑employee director compensation against any single company or an identifiable select group of companies.

The following table summarizes the total compensation earned during the year ended December 31, 2025 by our non‑employee directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Other ($)	Total ($)
Anup Bagaria	—	—	—	—	—
Jason Glen Cahilly	100,000	120,649	133,503	—	354,152
George L. Majoros, Jr.	—	—	—	—	—
Stuart A. Martin	—	—	—	—	—
Samuel R. Szteinbaum	97,500	120,649	133,503	—	351,652
Randall J. Weisenburger	95,000	120,649	133,503	—	349,152
Diana Bell	80,000	120,649	133,503	—	334,152
Sarah Mears Kim	75,000	120,649	133,503	—	329,152

(1) The amounts shown represent the cash portion of the annual retainers, committee chair retainers, and committee member retainers.

(2) Amounts shown represent the grant date fair value of options and RSUs granted during fiscal 2025 as calculated in accordance with ASC Topic 718. See Note 10 of the consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2026. The number of shares underlying the Annual Awards is determined in accordance with the Director Compensation Program based on a 30-day volume-weighted average trading price prior to the grant date. As a result, the reported grant date fair value may differ from the target award values under the Director Compensation Program.

The table below shows the aggregate numbers of option awards outstanding (exercisable and unexercisable) and unvested stock awards held as of December 31, 2025 by each non-employee director who was serving as of December 31, 2025.

Name	Options Outstanding at Fiscal Year End	Unvested Outstanding Stock Awards at Fiscal Year End

Anup Bagaria	—	—
Jason Glen Cahilly	158,961	12,438
George L. Majoros, Jr.	—	—
Stuart A. Martin	—	—
Samuel R. Szteinbaum	108,961	12,438
Randall J. Weisenburger	158,961	12,438
Diana Bell	81,422	12,438
Sarah Mears Kim	73,736	12,438

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2026:

Name	Age	Position(s)

Thi L. La	61	Chief Executive Officer and Director
Gordon Mattingly	55	Chief Financial Officer

Ms. La’s biographical information is set forth in “Proposal No. 1–Election of Directors” in this proxy statement.

Gordon Mattingly has served as our Chief Financial Officer since December 2, 2025. Previously, Mr. Mattingly most recently served as Chief Financial Officer of Universal Audio Inc. from September 2022 to November 2025. Before joining Universal Audio, Inc. Mr. Mattingly worked at Arlo Technologies, Inc., a smart home security solution provider, from July 2018 to September 2022, first as Senior Vice President, Finance and most recently as Chief Financial Officer. From 2003 through June 2018, Mr. Mattingly held various financial roles with NETGEAR, Inc., or NETGEAR and its affiliates, most recently serving as Vice President, Financial Planning & Analysis from August 2011 through June 2018. Before joining NETGEAR, Mr. Mattingly held various European finance positions within U.S. technology companies such as RealNetworks, Inc., International Business Machines Corporation and Tivoli Systems Inc. Mr. Mattingly began his career in finance with the London audit firm of Mazars Group, where he specialized in audits at Lloyd’s of London and qualified as a member of the Institute of Chartered Accountants in England and Wales. Mr. Mattingly also qualified in 2013 as a member of the Chartered Institute of Taxation. Mr. Mattingly received a BSc in Economics and Accountancy from the University of Southampton.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis Summary

The following discussion and analysis of compensation arrangements of our named executive officers, or NEOs, should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Our board of directors, together with input from our compensation committee, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of near‑term corporate targets and individual performance as well as long‑term business objectives. All total direct compensation awards with respect to our NEOs have been and will continue to be formally determined by our board of directors following recommendations from the compensation committee.

Our NEOs for fiscal 2025 were as follows:

•
Andrew J. Paul, Former Chief Executive Officer;
•
Thi L. La, Chief Executive Officer, Former President and Former Chief Operating Officer;
•
Michael G. Potter, Former Chief Financial Officer; and
•
Gordon Mattingly, Chief Financial Officer.

Ensuring that we have strong and experienced talent with demonstrated ability to grow and scale the Company while relentlessly focusing on our long-term strategic goals is critical to our ability to be successful and drive long-term stockholder value. In order to ensure a smooth leadership transition, on February 11, 2025, our board of directors appointed Thi L. La, our former President and Chief Operating Officer, to the role of Chief Executive Officer, effective July 1, 2025 in connection with the planned retirement of our founder and Chief Executive Officer, Andrew J. Paul, effective July 1, 2025.

On November 20, 2025, our board of directors appointed Gordon Mattingly to the role of Chief Financial Officer, effective December 2, 2025. Michael G. Potter resigned as the Company’s Chief Financial Officer as of December 2, 2025 and transitioned to a senior advisor role from January 1, 2026 through March 31, 2026 as described in the Potter Transition Agreement (as defined below) in order to ensure a smooth leadership transition.

Compensation Philosophy and Objectives

Our executive compensation program is designed to reward financial results and effective strategic leadership through the use of both short‑term rewards and long‑term incentives and to promote alignment of the financial interests of our executive officers with our stockholders. We seek to provide total direct compensation (salary, annual bonus and equity grants) that allows us to be competitive in the labor markets where we compete for executive talent, adjusted as necessary to take into consideration other relevant factors such as any particular senior executive’s performance, experience and responsibilities. We seek to attract, motivate and retain the most highly‑qualified executives to manage each of our business functions. We seek individuals who we believe will be able to contribute to our business, our vision of future success and our culture and values, and who will promote the long‑term interests and growth of our Company. We believe our compensation program encourages an ownership mentality among our executives by linking actual pay to operating performance and increasing stockholder value. We believe executive officer compensation should be structured in a straightforward manner that rewards strong performance through ambitious but achievable corporate and individual performance targets.

In determining the form and amount of compensation payable to the NEOs, we are guided by the following objectives and principles:

•
Design compensation levels to attract, motivate and retain talented leadership in the markets in which we operate. The market for talented management is highly competitive in our industry. We aim to provide an executive compensation program that attracts, motivates and retains high‑performing talent and rewards them for maintaining and extending our competitive position within our industry.
•
Reinforce alignment of executives’ interests with the goal of creating long-term stockholder value. Long‑term incentive awards, including equity‑based compensation, incentivize executives to manage the Company from a perspective that is aligned with our stockholders in promoting long‑term growth and appropriate risk‑taking and risk‑mitigation.
•
Directly and substantially link compensation to measurable corporate and individual performances, with variable compensation constituting a significant portion of total compensation. We seek to provide our executives with an ability to earn significantly differentiated rewards for outstanding performance based on Company, and individual goals. Accordingly, a significant portion of total direct compensation is variably tied to our financial, operational and strategic performance, as well as to individual performances.

Below are highlights of what we do and what we do not do:

What We Do		What We Do Not Do
✓	Emphasize performance-based, at-risk compensation.	X	Grant uncapped cash incentives or guaranteed equity compensation.
✓	Emphasize the use of equity compensation with multi-year vesting to promote executive retention and to reward long-term value creation.	X	Provide excessive perquisites.
✓	Weigh the overall pay mix towards incentive compensation for senior executives.	X	Provide compensation-related tax gross-ups.
✓	Utilize an independent compensation consultant to advise our compensation committee.	X	Guarantee executive officers’ annual salary increases, bonuses, or new grants of long-term equity.
✓	Establish incentive compensation programs based on metrics that are aligned with our corporate strategy and designed to grow stockholder value.	X	Permit our employees, including our executive officers, and the members of our board of directors to pledge or hedge shares of our common stock.
✓	Utilize a clawback policy that complies with SEC and corresponding Nasdaq Rules.	X	We do not pay dividends and have not paid dividends or dividend equivalents on unvested equity awards.
✓	Conduct an annual review of executive compensation.	X	We do not provide single-trigger vesting acceleration entitlements following a change in control.
✓

Conduct an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on the Company.

		X	We do not provide supplemental retirement pension, or other special retirement benefits that are exclusive to the executive team.
✓	Provide post-employment compensation arrangements for our executive officers in amounts and multiples that are within market norms and consistent with our compensation peer group.
✓	Review risks associated with our key executive positions on an annual basis to establish an adequate succession strategy and to ensure that plans are in place for our most critical positions.
✓	Conduct an annual review of our peer group.
✓	Maintain stock ownership guidelines for the Chief Executive Officer

Determination of Compensation

Role of the Compensation Committee, Board of Directors and Executive Officers

Our compensation committee initially determines the compensation policy and total direct compensation payable to our NEOs, together with input from our Chief Executive Officer (but other than with respect to the Chief Executive Officer’s own compensation), and makes recommendations to our board of directors for its formal approval. The compensation committee and the board of directors interact with management on compensation issues primarily through communications, meetings and discussions with the Chief Executive Officer and the Chief Human Resources Officer, who also attend meetings of the compensation committee and/or board of directors as requested by the compensation committee and board of directors, as the case may be. As part of the fiscal 2025 compensation determination process, Andrew Paul, our former Chief Executive Officer, recommended to the compensation committee at the beginning of the year key initiatives and goals for the Company and for each NEO, other than himself and Mr. Mattingly. The compensation committee then presented its own recommendations to the board of directors for formal approval. In addition, the compensation committee reviewed and initially determined total direct compensation for our former Chief Executive Officer and our former President and Chief Operating Officer and current Chief Executive Officer and then recommended such to our board of directors for formal approval. Our former Chief Executive Officer and current Chief Executive Officer did not participate in any formal decisions by our compensation committee or board of directors regarding his or her respective compensation and each recused themselves from formal votes when his or her compensation was decided. At the end of each year, the board of directors, after recommendation from our compensation committee, evaluates and formally determines our actual company‑wide performance against the operating plan and performance targets were approved for the prior fiscal year. The compensation committee also meets periodically to discuss compensation‑related matters as they arise during the year.

In early fiscal 2026 the Chief Executive Officer reviewed with the compensation committee progress towards goals, results compared to targets and other material items relating to overall Company performance and each NEO, other than herself. The Chief Executive Officer and the compensation committee also reviewed competitive market analyses prepared and provided by independent compensation consultant Compensia. The Chief Executive Officer provided the compensation committee with recommended total direct compensation levels for fiscal 2025 and targeted total direct compensation levels for fiscal 2026 for each NEO (except for her own). The compensation committee then determined the fiscal 2025 actual and 2026 targeted total direct compensation for each of our NEOs. Our compensation committee recommended that our board of directors approve, and our board of directors approved our actual executive compensation for each NEO awarded for fiscal 2025 and targeted for fiscal 2026 in early 2026.

Role of Compensation Consultant

As part of the 2025 compensation decisions, the board of directors and the compensation committee considered advice and data provided by Compensia to gain a general understanding of current compensation practices. The data provided by Compensia reported statistics on the total compensation, position and responsibilities of executives employed by similarly‑situated companies in our industry. For fiscal 2025, Compensia advised and assisted with the following:

•
development of a peer group to be used in the evaluation of 2025 executive and director compensation;
•
market analysis of executive officer base salary and annual cash bonus compensation;
•
market analysis of long-term incentive compensation of our executive officers;

•
market analysis of director compensation;
•
design of competitive and appropriate compensation packages to incentivize executives to maximize Company performance;
•
consultation with our compensation committee chair and other members between compensation committee meetings; and
•
support on other ad hoc matters throughout the year.

Competitive Assessment

A key objective of our executive compensation program is to ensure that the overall compensation packages we offer our executive officers remain competitive with the packages offered by companies with which we compete for executive talent. The compensation committee consults with Compensia to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.

2025 Peer Group

With the assistance of Compensia, the compensation committee annually reviews the composition of the peer group to account for changes in both our business and the businesses of the companies in the peer group. While referencing peer group compensation levels is helpful in determining market‑competitive compensation for our NEOs, the compensation committee and board of directors do not directly tie any pay elements to particular benchmarks within the peer group. Rather, peer data is one material consideration, along with employee knowledge, skills, experience, individual performance and scope of responsibilities, among other factors.

In developing the 2025 peer group, the compensation committee reviewed the peer group selection criteria with the assistance of Compensia, to ensure that it remained appropriate for our Company, based on our current financial position, market capitalization and headcount. In doing so, the compensation committee assessed last year’s peer group to determine if the peer companies continue to meet the updated peer selection criteria and whether or not they have been acquired. To the extent the compensation committee determined that it would be appropriate to remove a company from the peer group, the committee considered a number of additional companies that meet our updated selection criteria, set forth below. The compensation committee considered several qualitative and quantitative elements. The updated targeted criteria set out below were guidelines, and not all companies selected met each of the selection criteria.

•
Industry Scope – Electronic components, electronic equipment and instruments, communication equipment, alternative carriers, semiconductors, consumer electronic and technology hardware, storage and peripherals, or related or adjacent to our business;
•
Revenue Scale – Companies within a revenue range for the last four fiscal quarters of $690 million to $4.1 billion (approximately 0.5 times to approximately 3.0 times our last fourth quarter revenue at the time the peer group was adopted);
•
Market Capitalization – Companies within a market capitalization range of $217 million to $3.5 billion (approximately 0.25 times to approximately 4.0 times our 30-day average market capitalization at the time the peer group was adopted); and
•
Geographic Location – Headquartered in the U.S. with a preference for Bay Area and/or West Coast companies.

Following this analysis, the compensation committee identified the following 18 publicly-traded companies as our peer group to be used in reviewing executive compensation for 2025:

Belden Inc.	Daktronics, Inc.	ePlus inc.
Extreme Networks, Inc.	GoPro, Inc.	Infinera Corporation
Knowles Corp	Logitech International S.A.	Lumentum Holdings Inc.
Methode Electronics, Inc.	NETGEAR, Inc.	OSI Systems, Inc.
Ribbon Communications Inc.	SMART Global Holdings, Inc.	Sonos, Inc.

Viasat Inc.	Viavi Solutions Inc.	VIZIO Holding Corp

We added five new peer companies and removed six companies from our peer group, to adjust for our updated screening criteria. We removed four companies in 2025 as they no longer align with our selection criteria with respect to revenue scale and/or market capitalization: Ciena Corporation, Juniper Networks Inc., Pure Storage, Inc., and Super Micro Computer, Inc. We removed EchoStar Corporation as it no longer aligned with our revenue scale selection criteria following its merger with DISH, and we removed SunPower, Inc. after it filed for bankruptcy. We added five new companies that align within the selection criteria guidelines set forth above: Daktronics, Inc., Knowles Corp, NETGEAR, Inc., or NETGEAR, Ribbon Communications Inc., and Viasat Inc. In 2023 we removed NETGEAR from our peer group as it had fallen below the market capitalization target. Given NETGEAR now meets our market capitalization targets we added it back to our peer group.

Our compensation committee expects to periodically review and update this peer group and to utilize an independent compensation consultant for benchmarking and peer group analysis in determining and developing compensation packages for our NEOs.

Results of Last Stockholder “Say on Pay” Vote

At our 2024 Annual Meeting of Stockholders, we conducted our triennial nonbinding advisory vote on the compensation of our NEOs, commonly referred to as a “say on pay” vote, in accordance with the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd Frank Act. Approximately 92.7% of the votes cast by stockholders on this proposal were cast in support of the fiscal 2023 compensation of our NEOs. We believe that this is representative of the steps we have taken to better align the interests and compensation of our NEOs with the interests of our stockholders and the performance of our Company. In addition, at our 2021 Annual Meeting of Stockholders, we conducted a nonbinding advisory vote on the frequency of our “say on pay” votes, commonly referred to as a “say on frequency” vote, in accordance with the Dodd Frank Act. Based on approximately 84.4% of votes cast by stockholders supporting a three-year frequency, our “say on pay” votes shall happen every three years.

Components of Compensation for Fiscal 2025

Our performance‑driven compensation program for our NEOs consists of the following main components:

•
base salary;
•
annual cash bonus;
•
long‑term equity awards;
•
benefits;
•
perquisites; and
•
severance benefits.

We will continue to build our executive compensation program around each of these elements because each individual component is useful in furthering our compensation philosophy, and we believe that, collectively, they are effective in achieving our overall objectives.

With assistance from Compensia, the compensation committee reviewed the market positioning of its compensation package as compared to the compensation peer group, and determined that base salaries and total cash compensation were generally positioned below median with respect to similarly situated executive officers at peer group companies. In addition, due to changes in our stock prices the 2024 unvested equity holdings for our executive officers were low, with limited retention value. These findings impacted compensation decisions in 2025 as described below.

Base Salary. We provide our NEOs with a base salary to provide a fixed level of compensation for their service to our Company during each fiscal year. The base salary payable to each NEO is intended to provide a fixed component of compensation that adequately reflects the executive’s qualifications, experience, role and responsibilities. Base salary amounts are established based on consideration of, among other factors, the scope of the NEO’s position, responsibilities, and experience and the competitive market for such talent, based on, among other things, experience with other similarly‑situated companies and our industry. The compensation committee reviews annually each NEO’s performance and may increase the respective base salary at its discretion if merited by performance or other market factors necessary to attract, motivate and retain our executives. Base salaries for fiscal 2025 were approved by our board for our NEOs (other than Mr. Mattingly, whose compensation was approved in November 2025) in February 2025 following the initial recommendations from our compensation committee in February 2025.

For fiscal 2025, the board of directors approved increasing the base salaries from 2024 of our then-current NEOs, which included Andrew J. Paul and Michael G. Potter, based on our board of director’s evaluation and recommendations from our compensation committee and Chief Executive Officer relating to each NEO’s performance and after evaluating compensation surveys prepared by Compensia and considering all other relevant facts and circumstances. In 2025, the board of directors, based on recommendations from our compensation committee, also approved increasing the base salary of Thi L. La in her capacity as President and Chief Operating Officer, and again in connection with her promotion to Chief Executive Officer, as described in further detail in the table below. The following table represents our NEOs’ base salaries for 2025.

Name	Percentage Increase (%)	2025 Base Salary ($)

Andrew J. Paul, Former Chief Executive Officer	5.9%(1)	900,000
Thi L. La, Chief Executive Officer and Former President and Chief Operating Officer	42.1%(2)	800,000
Michael G. Potter, Former Chief Financial Officer	6.7%	560,000
Gordon Mattingly, Chief Financial Officer	—(3)	525,000

(1) Effective January 1, 2025, the board of directors increased Mr. Paul’s base salary in order to more properly compensate him for his services as Chief Executive Officer. Mr. Paul received a prorated portion of his 2025 salary due to his transition and retirement effective July 1, 2025.

(2) Effective January 1, 2025, the board increased Ms. La’s salary by 6.6%, from $563,000 to $600,000, in order to properly compensate her for her duties and responsibilities as President and Chief Operating Officer. Effective July 1, 2025, the board of directors further increased Ms. La’s base salary 33.3%, from $600,000 to $800,000 to reflect her new duties and responsibilities as Chief Executive Officer, based on Ms. La’s knowledge and expertise and competitive market data from the Company’s peer group.

(3) Mr. Mattingly’s employment commenced on December 2, 2025, and he received a prorated portion of his 2025 base salary based on his start date.

Annual Cash Bonus. Annual cash bonus payments are intended to reward short‑term achievements based on pre-determined revenue and adjusted operating income and individual performances and achievements. In fiscal 2025, each NEO’s target annual cash bonus comprised a significant portion of their respective total cash compensation opportunity, in line with our intention to pay for performance. As a cornerstone of our compensation policy, we aim to create a direct correlation between the executive’s role and responsibilities and the ability to earn variable pay. Our annual cash bonus plans are designed to motivate and reward our executives for achieving and exceeding corporate and individual goals, thereby tying the executives’ interests to those of our stockholders. The annual cash bonus program is reviewed and approved annually by our board of directors after being reviewed and approved by our compensation committee, which receives recommendations from our Chief Executive Officer.

Each of our NEOs, other than Mr. Mattingly, was eligible for performance‑based cash incentives under our annual bonus program in 2025. Mr. Mattingly joined us in December 2025, and based on this timing, in which a significant portion of the 2025 performance period had already lapsed, the compensation committee determined that it was appropriate that Mr. Mattingly be eligible to participate in performance-based cash incentives under our annual bonus program beginning in the 2026 calendar year. Following the conclusion of the 2025 year, the compensation committee determined that it was appropriate to award Mr. Mattingly a $10,000 discretionary cash bonus in recognition of his service in 2025.

Target Annual Cash Bonus Amounts. Our board of directors expresses each executive’s target annual cash bonus opportunity as a percentage of base salary actually paid in the applicable fiscal year. The board of directors after recommendation from the compensation committee, and with reference to Compensia market data, set these rates based on each participating executive’s experience in his or her role, level and scope of responsibility held and other relevant factors.

In February 2025, our former Chief Executive Officer provided the compensation committee with his recommendations regarding the fiscal 2025 target bonus amounts for our NEOs other than himself and Mr. Mattingly. These amounts were established by the compensation committee and, in turn, our board of directors after further taking into consideration the Compensia data described above, historical bonus payout levels, the Corporate Performance Factor (defined below) established by the compensation committee for fiscal 2025 and the compensation committee’s philosophy to emphasize performance‑based pay. For fiscal 2025, our board of directors, after recommendations from our compensation committee, initially established target bonus opportunities of 120% of base salary for Mr. Paul, 100% for Ms. La and 75% for Mr. Potter (which remained the same as in 2024). In connection with Ms. La’s appointment as Chief Executive Officer, effective July 1, 2025, Ms. La’s annual bonus target was revised to 120% of her base salary, which as of July 1, 2025 was increased to $800,000 per annum.

Performance Goals. When determining the annual cash bonus amounts to be ultimately paid to our NEOs under the annual cash bonus program, the board of directors, after recommendation from the compensation committee, compares corporate and individual performances against goals established at the beginning of the year. For fiscal 2025, 75% of the total cash bonus opportunity for each NEO was a function of the Corporate Performance Factors and the remaining 25% was a function of a threshold performance factor, or the Individual Performance Factor. Once the Individual Performance Factor was determined, their individual performances were assessed against such Individual Performance Factor. Accordingly, for fiscal 2025, the annual cash bonus opportunities for our NEOs with respect to the Corporate Performance Factor and the Individual Performance Factor, respectively, were as follows: $774,394 and $360,000 for Ms. La. Mr. Paul received a pro-rated fiscal 2025 cash bonus of $638,097 in accordance with his Transition Agreement, and Mr. Potter received a cash bonus of $443,797 in accordance with the Potter Transition Agreement. Mr. Mattingly received a discretionary cash payment for $10,000 to compensate him for partial-year service in 2025.

Performance Factors. The Corporate Performance Factors for each year are established by the compensation committee and, in turn, approved by our board of directors, taking into account historical performance, company and industry growth, the Company’s annual operating plan, consultation with management and Compensia, any feedback from investor engagement and taking into account our say-on-pay votes and such other factors as the compensation committee deems appropriate. In order to focus our management goals on profitability and efficiency, we have adjusted the fiscal 2025 Corporate Performance Factors from an equal 50-50 weighting between annual revenue and adjusted operating income to a split as follows: (i) our annual revenue (weighted at 40%) and (ii) our operating income as adjusted for certain non‑GAAP factors, or non‑GAAP adjusted operating income (weighted at 60%). Non‑GAAP adjusted operating income is intended to be an internal financial measure that may be adjusted for extraordinary and/or non‑recurring items, not calculated in accordance with GAAP. For a full reconciliation for non‑GAAP adjusted operating income to the most directly comparable financial measure stated in accordance with GAAP, please see “Use and Reconciliation of Non‑GAAP Financial Measures” and the accompanying tables in our press release filed as an exhibit to a Current Report on Form 8‑K that we filed with the SEC on February 12, 2026. In addition, the compensation committee and board of directors may, in their discretion, make further adjustments to the non‑GAAP adjusted operating income certified as ultimately achieved for a given year. In February 2025, the compensation committee set the Corporate Performance Factors for fiscal 2025 at (i) $1,549.2 million for annual revenue and (ii) $84.8 million for non‑GAAP adjusted operating income. The compensation committee believed these targets represented ambitious but achievable performance goals based on the information known at the time.

Consistent with our pay-for-performance philosophy, the compensation committee determined that in order to ensure that our bonus programs continue to be sufficiently rigorous in 2025 as compared to 2024 and prior years, it was appropriate to increase the threshold levels of achievement of Corporate Performance Factors before bonuses become payable, as well as the corresponding levels of payout applicable to those increased levels of achievement. As a result, the compensation committee determined that each Corporate Performance Factor would have a threshold level for annual cash bonus payouts at less than or equal to 90% for annual revenue and less than or equal to 90% for non‑GAAP adjusted operating income of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 0% for annual revenue and 0% for non‑GAAP adjusted operating income), would meet target at 100% of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 100% for each Corporate Performance Factor) and would be at its maximum at 110% for annual revenue and 115% for non‑GAAP adjusted operating income of the Corporate Performance Factor being achieved (resulting in a preliminary annual cash bonus payout amount of 200% for each Corporate Performance Factor). Amounts between threshold, target and maximum levels would be determined using linear interpolation.

Revenue Targets & Payout Scale	Threshold	Target	Maximum

Revenue attainment v. 2025 target	90%	100%	110%
Bonus payout % of target	0%	100%	200%

Non-GAAP Adjusted Operating Income (AOI) Targets & Payout Scale	Threshold	Target	Maximum

AOI attainment v. 2025 target	90%	100%	115%
Bonus payout % of target	0%	100%	200%

The actual amounts paid to our NEOs, other than our Chief Executive Officer, with respect to the Individual Performance Factor portion of the annual cash bonuses are determined, after holistic assessments of each NEO’s performance for the given year, by our compensation committee and board of directors inclusive of recommendations from our Chief Executive Officer.

In connection with the adjustment of 2025 goals as compared to the 2024 goals, the compensation committee also determined that it was appropriate to adjust the threshold levels and corresponding levels of payout with respect to the Individual Performance Factor. In fiscal 2025, the approved Individual Performance Factor was based on one financial performance goal: our operating income as adjusted for certain non‑GAAP factors, or non‑GAAP adjusted operating income. In February 2025, the compensation committee set the target Individual Performance Factor for fiscal 2025 at $84.8 million, reflecting a significant stretch from actual 2024 performance levels and the continued challenging operating environment. The compensation committee views this target as appropriately ambitious and rigorous, as sustaining this level of profitability in 2025 would require focused execution against the Company’s strategic and operational priorities but also an achievable performance goal based on the information known at the time.

In order to be eligible for a bonus under the Individual Performance Factor for 2025, the Individual Performance Factor must have met at least 75% of target (in which case an Individual Performance Factor up to 87% could have been attained), and if the Individual Performance Factor had equaled or exceeded 107% of target, then an Individual Performance Factor up to 200% could have been attained.

In the case of our Chief Executive Officer, our board of directors, upon recommendation from our compensation committee, determines the actual amount of the portion of the annual cash bonus to be paid with respect to the Individual Performance Factor portion of the annual bonus. In the case of the other NEOs, our Chief Executive Officer determines the actual amount of Individual Performance Factor payout. The portion of the annual cash bonus payable with respect to the Individual Performance Factor for NEOs with performances that did not meet expectations is expected to be zero.

Certification of Performance Goals. Following the end of fiscal 2025, the compensation committee reviewed actual annual revenue and non‑GAAP adjusted operating income achieved during fiscal 2025. The compensation committee certified an annual revenue of $1,472.5 million and a non‑GAAP adjusted operating income amount of $90.6 million for fiscal 2025. The compensation committee then certified 95% and 106.8% achievement compared to the respective threshold targets for 2025. These determinations resulted in a weighted Corporate Performance Factor preliminary bonus payout percentage of 107.6% with respect to the annual revenue and non-GAAP adjusted operating income performance goals. As a result, upon recommendation from our compensation committee, our board of directors determined the payout percentages based on individual performances under the Individual Performance Factor to be 150% for each of Mr. Paul and Ms. La, and 100% for Mr. Potter.

We anticipate that we will continue to use a similar performance‑based incentive framework in deciding annual cash bonuses for our executives in the near term, including for our annual 2026 cash bonus plan.

Long‑Term Equity Awards. Consistent with our compensation philosophy, our board of directors and compensation committee seek to foster an environment of executive equity ownership that incentivizes long‑term investment and focus by our NEOs through the use of equity‑based awards. Our aim is to promote long‑term, sustainable growth and to align executive performance and behaviors to create a culture conducive to stockholder investment. The compensation committee and our board of directors believe a meaningful portion of compensation should be equity‑based and should recognize scope of responsibilities, reward demonstrated leadership and performance, motivate future superior performance and closely align the interests of our executives with our stockholders.

As a key tool to assist in attracting, motivating and retaining a highly experienced and capable group of employees and non‑employee directors, following our initial public offering, we maintain the 2020 Plan. The 2020 Plan provides for the grant of options, PSUs, RSUs and other stock‑based awards. When determining the size of the grants for our NEOs, our compensation committee’s and board of directors’ philosophy is to provide our NEOs with strong incentives to build long‑term value in the Company in close alignment with our stockholders. We also granted options to each of our NEOs prior to adoption of the 2020 Plan. Options to purchase our common stock that were granted to our NEOs prior to our initial public offering are governed by the 2017 Equity Incentive Program, or the 2017 Program.

In February 2025, we granted stock options, RSUs and performance stock units, or PSUs, to each of our NEOs, other than Mr. Mattingly. Twenty‑five percent of the stock options vested on February 18, 2026 and 1/48th vests on each monthly anniversary thereafter, subject to the applicable NEO’s continued service through each such vesting date. Twenty‑five percent of the RSUs vested on February 18, 2026 and 1/16th vests on each three-month anniversary thereafter, subject to the applicable NEO’s continued service through each such vesting date.

The PSUs awarded to our NEOs, other than Gordon Mattingly, vested as to 1/3 of the earned PSUs on February 27, 2026 and as to the remaining earned PSUs in eight equal quarterly installments for two years thereafter, subject to the applicable NEO’s continued service through each applicable vesting date. The number of PSUs earned is determined based on the Company’s revenue and adjusted operating income for the performance period of fiscal year 2025, each as calculated and weighted as discussed above under our Annual Cash Bonus. The target annual revenue was $1,549.2 million resulting in 40% the PSUs becoming earned, with a minimum achievement of $1,445.9 million annual revenue resulting in 13.3% the PSUs becoming earned and a maximum achievement of $1,704.1 million annual revenue resulting in 80% the PSUs becoming earned. The target adjusted operating income was $84.8 million resulting in 60% the PSUs becoming earned, with a minimum achievement of $79.1 million adjusted operating income resulting in 19.8% the PSUs becoming earned and a maximum achievement of $97.5 million adjusted operating income resulting in 120% the PSUs becoming earned. If the annual revenue or the adjusted operating income is between levels, the number of earned PSUs shall be determined using linear interpolation, and any PSUs that do not become earned PSUs at the end of the performance period (December 31, 2025) will be forfeited. In addition, if a Change in Control (as defined in the 2020 Plan) occurs before the end of the Performance Period, the number of earned PSUs shall be equal to the greater of (i) the target number of PSUs and (ii) the number of PSUs that actually vests calculated as of the date prior to such Change in Control.

The following table sets forth the number of stock options, RSUs and PSUs granted to our NEOs in the 2025 fiscal year.

Name	Stock Options Granted	RSUs Granted	PSUs Granted at Target (100%)

Andrew J. Paul(1)	—	—	—
Thi L. La	258,000	183,000	183,000
Michael G. Potter	93,000	66,000	66,000
Gordon Mattingly(2)	—	—	—

(1) Due to Mr. Paul’s retirement and transition from the Company, the compensation committee did not award Mr. Paul any equity-based awards for 2025.

(2) Due to Mr. Mattingly’s December 2, 2025 start date, the compensation committee determined that it was appropriate for Mr. Mattingly’s new-hire equity awards to be granted at the same time as the 2026 equity awards granted to the Company’s executive officers.

Equity forms an integral part of the overall compensation for each executive officer and will be considered each year as part of the annual performance review process and incentive payout calculation. In February 2025, our board of directors, upon recommendation from our compensation committee, determined that 107.6% of the PSUs were earned. 196,886 of Ms. La’s PSUs and 71,008 of Mr. Potter’s PSUs became eligible to vest pursuant to the following vesting schedule: 1/3 of the PSUs vested on the date the Company certified the achievement, and the remaining PSUs will vest in equal quarterly installments over the next two years, subject to continued service through each applicable vesting date. Mr. Potter received additional vesting acceleration, as described below in the section titled “Termination-Based Compensation.” In the future, we may consider awarding additional forms of equity incentives, such as grants of restricted stock, and other performance‑based awards.

In accordance with the terms of his offer letter, at the time the Company’s 2026 focal grants are awarded to the Company’s executive officers, it will be recommended to the compensation committee that Mr. Mattingly receive the following one-time initial equity awards: (i) RSUs with a target value of $1,000,000, or the Mattingly RSUs, (ii) PSUs with a target value of $1,000,000, or the Mattingly PSUs, and (i) an option to purchase shares of the Company’s common stock with a grant date fair value of $1,000,000, or the Mattingly Option, based on the Black-Scholes pricing model. The number of shares of Company common stock subject to the Mattingly RSUs and Mattingly PSUs will be determined for each award by dividing $1,000,000 by the 30-day trailing average of the Company’s closing stock price immediately prior to the date of grant, rounded to the nearest whole share.

The Mattingly RSUs will vest over four years with 25% of the Mattingly RSUs vesting on December 2, 2026 and 6.25% of the Mattingly RSUs vesting on each quarterly anniversary thereafter over the remaining three years. The Mattingly PSUs will vest based on such performance metrics and on the same terms as the PSU awards made to all other similarly situated senior executives officers for calendar year 2026, as determined by the compensation committee. The Mattingly Options will vest and become exercisable over four years with 25% of the shares subject to the option vesting on December 2, 2026 and 1/48th of the shares subject to the Mattingly Option vesting on each monthly anniversary thereafter. All vesting is subject to Mr. Mattingly’s continued employment with the Company through each vesting date.

Benefits. We provide the following benefits to all our employees, including our NEOs:

•
medical, dental and vision insurance;
•
group term life insurance, accidental death and dismemberment and business travel and accident insurance;
•
employee assistance program;
•
health and dependent care flexible spending accounts;
•
short and long‑term disability; and
•
401(k).

We match 100% of a participant’s annual eligible contribution to the 401(k) plan, up to 4% of their annual base salary, or up to the IRS limit, whichever is lower. We believe that providing a vehicle for tax‑deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. The actual amount of the matching contributions awarded to each NEO in 2025 is set forth below in the Summary Compensation Table in the column titled “All Other Compensation.”

Our board of directors and our compensation committee, in their discretion, may revise, amend or add to any executive’s benefits if it deems necessary. Consistent with our overall compensation philosophy, we intend to continue to maintain our current benefits plans for executives as well as other employees.

Perquisites. We determine perquisites on a case‑by‑case basis and will provide a perquisite to an NEO when we believe it is necessary and appropriate. Any perquisites we supply will be reasonable and consistent with market trends in the countries in which our NEOs are located. For example, we offer all employees a discount on most of our products. We believe that providing these benefits can be a relatively inexpensive way to enhance the competitiveness of an executive’s compensation package. In 2025, we did not provide any perquisites or personal benefits to our NEOs not otherwise made available to our other employees.

Termination‑Based Compensation. We believe that termination of employment is cause of great concern and uncertainty for our senior executives. We aim to alleviate these concerns and allow executives to remain focused on their duties and responsibilities to our Company by providing termination protections to certain executives.

We provide termination benefits to certain of our NEOs based on our general knowledge of severance practices in our industry and as the result of arms’ length negotiations generally at the time our executives enter into employment with us or at the time they are requested to take on additional responsibilities. The level of benefits can vary from executive to executive based on numerous relevant factors and are agreed through arms’ length negotiations, as detailed in the respective executive’s employment and/or severance agreement.

Severance payments for each NEO are comprised of a cash payment in lieu of salary, coverage of health benefits for a limited period of time and accelerated vesting of all equity awards (to the extent such termination occurs in connection with a change in control) in exchange for a signed general release of all claims and subject to other terms and conditions detailed in the respective executive’s employment contract.

In connection with Mr. Paul’s transition and retirement, he continued to receive his current annual base salary and his equity awards continued to vest through June 30, 2025 and as of June 30, 2025 and following his execution without revocation of a general release of claims, he received the following benefits: (i) the vesting of Mr. Paul’s stock options and all of his RSUs was fully accelerated, (ii) the post-termination exercise period applicable to all of his stock options was extended for a period of 24 months, (iii) Mr. Paul was entitled to receive a pro-rated annual bonus based on actual achievement of performance goals for fiscal year 2025, which amounted to $638,097, and (iv) Mr. Paul received a lump sum payment representing 24 months of COBRA premiums.

In connection with Mr. Potter’s transition from his role as Chief Financial Officer, he continued to receive his current annual base salary through December 31, 2025, after which he provided consulting services through March 31, 2026, and Mr. Potter continued to receive vesting for his equity awards through March 31, 2026. Mr. Potter also received the following separation payments and benefits, upon his execution of a release of claims: (i) twelve (12) months of base salary continuation at the rate in effect immediately prior to his termination date, which will amount to $560,000, and (ii) the Company reimbursed Mr. Potter for his COBRA premium payments for 15 months. Following Mr. Potter’s execution of a second release of claims on April 6, 2026, Mr. Potter received the following payments: (i) participation in the Company’s Management Bonus Program for the 2025 fiscal year, pursuant to which Mr. Potter continued to be eligible to receive a bonus, to be earned as follows: (a) for the Adjusted Operating Income and Revenue components of the bonus (75% of the total bonus combined), Mr. Potter will receive such bonus in pari passu with all other eligible executives and (b) for the component related to personal performance (25% of the total bonus), Mr. Potter received his bonus based on a performance score of 100%, (ii) each of Mr. Potter’s outstanding and unvested stock options, or the Potter Options, restricted stock units, or the Potter RSUs, and performance stock units, or the Potter PSUs, continued to vest in accordance with their terms through March 31, 2026; (iii) effective March 31, 2026, each Potter Option became fully vested and exercisable, 100% of each outstanding Potter RSU became automatically vested, and 100% of the total number of Earned PSUs (as defined in the Potter Transition Agreement) earned pursuant to each outstanding Potter PSU on the basis of Company’s performance vested on an accelerated basis; and (iv), effective March 31, 2026, each outstanding Option was amended to extend the post termination exercise period in effect for such Option, such that each Option shall remain exercisable under the earlier of (a) the expiration date of the Potter Option and (b) March 31, 2028.

For more detailed descriptions of the benefits provided to the relevant NEO upon a termination of employment, please see “Employment and Separation Agreements with Named Executive Officers” below.

Change in Control. No NEO has rights to change in control‑related payments or benefits beyond those provided for in the 2017 Program and relevant option agreements, besides the change in control severance payments and benefits as noted above and the Change in Control treatment described above for the PSUs. Under the 2017 Program and related option agreements, in the event of a change in control, all options will become fully vested and exercisable to the extent the underlying holder has provided services to the Company for at least one year. Our NEOs are also eligible for accelerated vesting of all of their equity awards upon certain qualifying terminations of employment following a change in control. For more detailed descriptions of the benefits provided to our NEOs upon a termination of employment, please see “Employment and Separation Agreements with Named Executive Officers” below.

Stock Ownership Guidelines. We have not implemented stock ownership guidelines related to holdings of our common stock for our executives, other than our Chief Executive Officer, or our directors, but we may implement such guidelines in the future. Effective July 1, 2025 we implemented stock ownership guidelines for Thi L. La, our Chief Executive Officer and member of our board of directors, in which we require Ms. La to own a minimum number of shares with a value equal to six times her base salary divided by the higher of the thirty-day average closing stock price or the average closing price of common stock for the 12-month period immediately preceding the date of calculation. Shares of common stock held by Ms. La, shares of common stock held in trust for the benefit of Ms. La or her immediate family, shares of common stock held in a 401(k) plan, IRA, or employee equity purchase or deferred compensation plan, vested in-the-money stock options, and vested performance share units that have not settled count towards satisfaction of Ms. La’s stock ownership guidelines. Ms. La has been in compliance with her stock ownership guidelines and her ownership is measured each July 1. Notwithstanding the above, Ms. La is required to (i) retain all shares under the New CEO Equity Award (as defined below) through July 1, 2026 and (ii) following July 1, 2026, is permitted to transfer up to 50,000 shares from the New CEO Equity Awards held by Ms. La for each 12-month period, except to the extent those shares are sold to cover the exercise price or to cover applicable withholding taxes, as applicable, to the New CEO Equity Award. We will continue to periodically review best practices and re‑evaluate our position with respect to stock ownership guidelines. Pursuant to the Offer Letter, the Mattingly Options, Mattingly RSUs and Mattingly PSUs are subject to stock retention requirements pursuant to which Mr. Mattingly is not permitted to sell or otherwise transfer or dispose of any shares acquired pursuant to those awards until December 2, 2027, except to the extent those shares are sold to cover the exercise price of the Mattingly Option or to cover applicable withholding taxes due in connection with his exercise of the Mattingly Option or the vesting and issuance of shares subject to the Mattingly RSUs and Mattingly PSUs.

Compensation Recovery Policy. We adopted a clawback policy in compliance with Nasdaq Rules and Section 10D of the Exchange Act effective October 2, 2023. This clawback policy applies to current or former Section 16 officers and requires us, subject to limited exemptions provided by the Nasdaq Rules, to recoup incentive‑based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received after October 2, 2023, and within the three fiscal years preceding the date an accounting restatement is determined to be required. For more information, see our Policy for Recovery of Erroneously Awarded Compensation, which is filed as an exhibit to our 2025 Annual Report on Form 10‑K.

Equity Award Timing Policies and Practices. Grants of options to purchase our common stock, including for our NEOs, are generally based upon a predetermined schedule each year as a part of the annual compensation process as described in the “Components of Compensation for Fiscal 2025 – Long-Term Equity Awards” section above. If additional long-term incentive compensation is determined to be appropriate, our board of directors, compensation committee or applicable designee approves any annual grants of options for continuing employees in the first fiscal quarter commensurate with the prescheduled board and committee meetings. The grant dates of these options are generally selected so as not to be within a short period of time, as described in the SEC’s Staff Accounting Bulletin 120, or SAB 120, prior to the release of material nonpublic information, or MNPI such as on Forms 8-K, 10-Q or 10-K. Grants of options may occur at other times during the year due to business needs, such as for a newly hired employees or officers or newly appointed board members. The board of directors, compensation committee, or applicable designee does not anticipate the timing of disclosure of MNPI when determining the timing and terms of such awards, and we do not time the release of MNPI for the purpose of affecting the value of executive compensation. Generally, exercise prices are based on the closing price of the underlying common stock on the grant date, subject to the applicable rules for NSOs and ISOs under the 2020 Plan. Vesting dates for options typically follow a standard monthly cadence and are not timed to anticipate the release of MNPI.

There were no grants of options to our NEOs within four business days before or one business day after the release of MNPI on Forms 8-K, 10-Q or 10-K in 2025. As such, no table of such option grants is presented under Item 402(x) of Regulation S-K.

Tax and Accounting Considerations. While our board of directors and our compensation committee generally consider the financial, accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically. In addition, our board of directors and our compensation committee have considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, on the compensation paid to our NEOs. Section 162(m) of the Code denies a publicly‑traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non‑deductible allows us to provide compensation tailored to the needs of the Company and our NEOs and is an important part of our responsibilities and benefits our stockholders.

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation‑Stock Compensation, or ASC Topic 718, for our stock‑based compensation awards.

ASC Topic 718 requires companies to measure the compensation expense for all share‑based payment awards made to employees and directors, including stock options and restricted stock units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

Other provisions of the Code can also affect compensation decisions for our NEOs. Section 409A of the Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A.

The board of directors and the compensation committee will take into account the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Section 280G of the Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation and Section 4999 of the Code imposes a 20% excise tax on those payments. The board of directors and the compensation committee will take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.

Hedging Policy

Because there is a heightened legal risk and/or the appearance of improper or inappropriate conduct if any member of the board of directors or employee were to engage in short‑term or speculative transactions involving our securities, our Insider Trading Compliance Program provides that they may not engage in any of the following activities:

•
short sales of the Company’s securities;
•
transactions in puts, calls or other derivative securities involving the Company’s securities, on an exchange or in any other organized market;
•
hedging transactions involving the Company’s securities, including but not limited to zero-cost collars and forward sale contracts;
•
purchasing the Company’s securities on margin or holding the Company’s securities in a margin account; and
•
pledging the Company’s securities as collateral to secure loans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2026 Annual Meeting and incorporated by reference in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025.

Compensation Committee

Jason Glen Cahilly

George Majoros, Jr.

Anup Bagaria

Sarah Mears Kim

Samuel R. Szteinbaum

EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Andrew J. Paul(4)	2025	450,000	—	—	—	638,097	85,152	1,173,249
Former Chief Executive Officer	2024	850,000	—	2,166,400	2,945,295	—	13,800	5,975,495
	2023	—	—	1,763,060	4,489,367	447,908	—	6,700,335
Thi L. La(5)	2025	700,000	—	4,476,180	1,658,785	1,134,394	17,564	7,986,924
Chief Executive Officer and Former President and Chief Operating Officer	2024	563,000	—	1,624,800	2,454,413	—	13,800	4,656,013
	2023	563,000	—	734,614	1,870,567	255,672	13,200	3,437,053
Michael G. Potter(6)	2025	560,000	—	1,614,360	597,934	443,797	16,322	3,232,413
Former Chief Financial Officer	2024	525,000	—	758,240	1,145,393	—	13,800	2,442,433
	2023	525,000	—	514,232	1,309,400	178,812	13,200	2,540,644
Gordon Mattingly(7) Chief Financial Officer	2025	41,761	10,000	—	—	—	1,069	52,830

(1)
Amounts shown represent the grant date fair value of options, RSUs and PSUs granted during fiscal 2025 as calculated in accordance with ASC Topic 718. See Note 10 of the consolidated financial statements included in the Annual Report on Form 10-K filed on February 25, 2026, for the assumptions used in calculating this amount. For purposes of our PSUs, which vest based on the attainment of certain annual revenue and adjusted operating income metrics (as further described above), the grant date fair value included is based on the probable achievement of such metrics. The grant date fair value of the PSUs assuming the maximum achievement of such metrics is $6,090,540.
(2)
Amounts shown represent the annual performance‑based cash bonuses earned by our NEOs based on the achievement of certain performance objectives. These amounts are paid to the NEOs early in the year following the applicable performance period. Please see the descriptions of the annual performance bonuses paid to our NEOs under “Annual Cash Bonus” above.
(3)
Amounts shown represent matching contributions under our 401(k) plan and group term life insurance premiums, and with respect to Mr. Paul, amounts shown also included continued coverage under COBRA for 24 months in the amount of $67,772.
(4)
In February 2025, Mr. Paul informed us of his retirement as our Chief Executive Officer and a member of our board effective as of July 1, 2025.
(5)
In February 2025, in connection with Mr. Paul’s retirement, Ms. La was appointed to service as our Chief Executive Officer effective as of July 1, 2025.
(6)
In November 2025, Mr. Potter resigned as the Company’s Chief Financial Officer and principal financial officer and principal accounting officer from the Company, effective as of December 2, 2025 and agreed to transition to a senior advisor role to assist in the transition of his successor until his departure effective December 31, 2025, following which Mr. Potter continued providing transition services through March 31, 2026. Please see the description of Mr. Potter’s transition services in “Employment and Separation Agreements with Named Executive Officers – Michael G. Potter” below.
(7)
In November 2025, in connection with Mr. Potter’s transition, Mr. Mattingly was appointed to serve as our Chief Financial Officer, and will serve as our principal financial officer and principal accounting officer, effective as of December 2, 2025.

Grants of Plan-Based Awards in 2025

The following table represents our grants of plan‑based awards to our NEOs for the past fiscal year.

	Estimated Future Payouts Under Non‑Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price of option awards ($/Sh)(5)	Grant date fair value of stock and option awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Andrew J. Paul	—	135,000	540,000	1,080,000	—	—	—	—	—	—	—
Thi L. La	—	240,000	960,000	1,920,000	—	—	—	—	—	—	—
	2/18/2025	—	—	—	—	—	—	—	258,000	12.23	1,658,785
	2/18/2025	—	—	—	—	—	—	183,000	—	—	2,238,090
	2/18/2025	—	—	—	60,390	183,000	366,000	—	—	—	2,238,090
Michael G. Potter	—	105,000	420,000	840,000	—	—	—	—	—	—	—
	2/18/2025	—	—	—	—	—	—	—	93,000	12.23	597,934
	2/18/2025	—	—	—	—	—	—	66,000	—	—	807,180
	2/18/2025	—	—	—	21,780	66,000	132,000	—	—	—	807,180
Gordon Mattingly(7)	—	—	—	—	—	—	—	—	—	—	—

(1)
Amounts in the “Estimated Future Payouts Under Non‑Equity Incentive Plan Awards” column relate to amounts payable under our 2025 cash bonus plan. The threshold column assumes the achievement of the corporate and individual goals only at the threshold level (which, in order for payment to be made, requires the adjusted operating income corporate goal to have been met at 75% of target in order for any payment to be made in respect of individual goals). The threshold bonus amount can be calculated by multiplying the target bonus of each NEO times the threshold percentage of 25% (representing the payment that a participating executive is eligible to earn based on the achievement of individual goals once corporate threshold achievement levels have been met). The target column assumes the full target achievement for both corporate and individual goals. The target bonus amount can be calculated by multiplying the base salary of each NEO actually paid in 2025 times target bonus percentage established by the board of directors times the target percentage of 100%. The maximum column assumes the maximum achievement for both corporate and individual goals. The maximum bonus amount can be calculated by multiplying the target bonus of each NEO times the maximum percentage of 200%.
(2)
Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column relate to amounts payable under our 2025 PSUs. The columns set forth the potential threshold, target and maximum number of shares underlying the PSU’s granted as of February 18, 2025 that may vest based on the achievement of annual revenue and adjusted operating income performance metrics achieved during fiscal year 2025. The threshold amounts assume that each annual revenue and adjusted operating income performance metric is achieved at the threshold level, resulting in the NEO earning 33% of the target PSUs. The target amounts assume that each annual revenue and adjusted operating income performance metric, resulting in the NEO earning 100% of the PSUs granted. The maximum amounts assume that annual revenue and adjusted operating income performance metrics are achieved at the maximum levels, resulting in the earning 200% of the target number of PSUs. Once earned, the performance-based PSUs awarded to our executives vest as to 1/3 of the earned PSUs on February 27, 2026 and as to the remaining earned PSUs in eight equal quarterly installments for two years thereafter, subject to the applicable NEO’s continued service through each applicable vest date. See the section above entitled “Components of Compensation for Fiscal 2025—Long-Term Equity Awards” for more information.

(3)
Consists of time-based RSUs issued pursuant to our 2020 Plan. The time-based RSUs awarded to our executives in 2025 vest over four years with a one-year cliff and then every quarter thereafter from the vesting commencement date, subject to the continued employment of the NEO.
(4)
Consists of time-based stock options issued pursuant to our 2020 Plan. Generally, the time-based stock options awarded to our executives vest over four years with a one-year cliff and monthly thereafter from the vesting commencement date, subject to the continued employment of the NEO.
(5)
The amounts shown in this column represent the fair market value of one share of our common stock on the date of grant. For option grants to the NEOs in 2025, our compensation committee determined that the fair market value of our common stock on the date of grant was equal to the last sale, or closing, price of our common stock on the Nasdaq Global Select Market on the date of grant.
(6)
The amounts shown in this column represent the grant date fair value of stock option, RSU or PSU awards granted to our NEOs in 2025, calculated in accordance with SEC rules and FASB ASC Topic 718, but excluding the effect of any estimated forfeitures. For purposes of our PSUs, which vest based on the attainment of certain annual revenue and adjusted operating income metrics (as further described above), the grant date fair value included is based on the probable achievement of such metrics.
(7)
Due to the timing of Mr. Mattingly’s start date of December 2, 2025, the compensation committee determined that it was appropriate for Mr. Mattingly’s new-hire equity awards to be granted at the same time the 2026 equity awards were granted to the Company’s executive officers. Thus, the compensation committee did not award Mr. Mattingly any equity-based awards for 2025.

Outstanding Equity Awards at Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2025.

	Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)

Andrew J. Paul	8/28/2017(1)	500,000	—	2.20	11/12/2027	—	—	—	—
	8/28/2017(1)	500,000	—	5.52	11/12/2027	—	—	—	—
	1/1/2021 (3)	335,758	—	43.05	2/11/2031	—	—	—	—
	1/2/2022 (3)	688,863	—	19.72	2/1/2032	—	—	—	—
	2/15/2023 (3)	511,364	—	18.23	2/15/2033	—	—	—	—
	2/16/2024(3)	450,000	—	13.54	2/15/2034	—	—	—	—
Thi L. La	8/28/2017(1)	262,500	—	2.20	11/12/2027	—	—	—	—
	8/28/2017(1)	462,500	—	5.52	11/12/2027	—	—	—	—
	1/1/2021 (3)	104,924	—	43.05	2/11/2031	—	—	—	—
	1/2/2022 (3)	252,942	5,382	19.72	2/1/2032	—	—	—	—
	1/2/2022 (4)	—	—	—	—	4,541	26,974	—	—
	2/15/2023 (3)	150,923	62,145	18.23	2/15/2033	—	—	—	—
	2/15/2023 (4)	—	—	—	—	15,111	89,759	—	—
	2/16/2024(3)	171,875	203,125	13.54	2/15/2034	—	—	—	—
	2/16/2024(5)	—	—	—	—	33,750	200,475	—	—
	2/18/2025(3)	—	258,000	12.23	2/17/2035	—	—	—	—
	2/18/2025(5)	—	—	—	—	183,000	1,087,020	—	—
	2/18/2025(6)	—	—	—	—	—	—	196,886	1,169,503
Michael G. Potter	11/1/2019(1)	520,000	—	7.78	11/5/2029	—	—	—	—
	1/2/2022 (3)	168,628	3,588	19.72	2/1/2032	—	—	—	—
	1/2/2022 (4)	—	—	—	—	3,027	17,980	—	—
	2/15/2023 (3)	105,647	43,501	18.23	2/15/2033	—	—	—	—
	2/15/2023 (4)	—	—	—	—	10,578	62,833	—	—
	2/16/2024(3)	80,208	94,792	13.54	2/15/2034	—	—	—	—
	2/16/2024(5)	—	—	—	—	15,750	93,555	—	—
	2/18/2025(3)	—	93,000	12.23	2/17/2035	—	—	—	—
	2/18/2025(5)	—	—	—	—	66,000	392,040	—	—
	2/18/2025(6)	—	—	—	—	—	—	71,008	421,788
Gordon Mattingly(7)	—	—	—	—	—	—	—	—	—

(1)
Unless otherwise noted, each option vests and becomes exercisable in substantially equal installments on each of the first five anniversaries of the vesting commencement date subject to the NEO continuing to provide services to us through the applicable vesting date.
(2)
Amount shown is based on market value per share of our common stock of $5.94, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2025.

(3)
The option vests and becomes exercisable as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the shares subject to the option on each monthly anniversary thereafter, subject to the applicable NEO continuing to provide services to us through the applicable vesting date.
(4)
The RSUs vest as to 25% of the RSUs on the first anniversary of the vesting commencement date and as to 12.5% of the RSUs on each six-month anniversary thereafter, subject to the applicable NEO continuing to provide services to us through the applicable vesting date.
(5)
The RSUs vest as to 25% of the RSUs on the first anniversary of the vesting commencement date and as to 6.25% of the RSUs on each quarterly anniversary thereafter, subject to the applicable NEO continuing to provide services to us through the applicable vesting date.
(6)
The PSUs vest as to 1/3 of the earned PSUs on February 27, 2026, and as to the remaining earned PSUs, in eight equal quarterly installments for two years thereafter, subject to the applicable NEO’s continued service through each applicable vest date. The number of PSUs earned is determined based on the Company’s revenue and adjusted operating income for the performance period of calendar year 2025, as detailed above under the section entitled “Components of Compensation for Fiscal 2025 Long-Term Equity Awards.” The amount shown is based on the target value of the PSUs.
(7)
Due to the timing of Mr. Mattingly’s start date of December 2, 2025, the compensation committee determined that it was appropriate for Mr. Mattingly’s new-hire equity awards to be granted at the same time the 2026 equity awards were granted to the Company’s executive officers. Thus, the compensation committee did not award Mr. Mattingly any equity-based awards for 2025.

Option Exercises and Shares Vested in 2025

The following table summarizes the number of shares acquired upon exercise of options or vesting and settlement of RSUs and PSUs and the value realized on exercise or settlement for each of our NEOs during the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise	Value Realized on Exercise ($)	Number of Securities Acquired on Vesting	Value Realized on Vesting ($)(1)

Andrew J. Paul	—	—	183,050	1,769,893
Thi L. La	—	—	47,369	468,961
Michael G. Potter	—	—	25,357	252,833
Gordon Mattingly	—	—	—	—

(1)
The value shown is based on the number of vested shares issued upon settlement of the RSUs multiplied by the closing price of the common stock on the vesting date.

Pension Benefits

None of our NEOs participates in or has account balances in qualified or non‑qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our NEOs participate in or have account balances in non‑qualified defined contribution plans or other deferred compensation plans maintained by us.

Employment and Separation Agreements with Named Executive Officers

Andrew J. Paul. On February 10, 2025, we entered into a Transition Agreement with Mr. Paul, or the Transition Agreement, which superseded Mr. Paul’s prior employment agreement and set forth the terms and conditions of Mr. Paul’s transition from his position as our Chief Executive Officer and member of our board of directors. In accordance with the Transition Agreement, Mr. Paul continued to serve as our Chief Executive Officer and as a member of our board of directors through June 30, 2025, or the Transition End Date. Mr. Paul continued to receive his current annual base salary, amounting to $450,000 as of the Transition End Date, and his equity awards continued vesting through the Transition End Date. Pursuant to the Transition Agreement and subject to Mr. Paul executing and not revoking a general release of claims (and abiding by non-disparagement and two-year non-solicitation restrictive covenants) effective June 30, 2025: (i) the vesting of all of Mr. Paul’s then-unvested stock options and all of his RSUs fully accelerated, (ii) the post-termination exercise period applicable to all of his stock options was extended for a period of 24 months, (iii) Mr. Paul was entitled to receive a pro-rated annual bonus based on actual achievement of performance goals which for fiscal year 2025, amounted to $638,097, and (iv) Mr. Paul received a lump-sum cash payment in an amount equal to 24 months of COBRA reimbursement.

Michael G. Potter. On November 20, 2025, we entered into a Separation and Consulting Agreement with Mr. Potter, or the Potter Transition Agreement, which superseded Mr. Potter’s prior employment agreement. Mr. Potter resigned as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer as of December 2, 2025 and departed the Company effective December 31, 2025, or the Potter Effective Date. In accordance with the Potter Transition Agreement, Mr. Potter transitioned to a senior advisor role from January 1, 2026 through March 31, 2026, or the Consulting Period. During the Consulting Period Mr. Potter received compensation for his consulting services, which amounted to $140,000 as of the Potter Effective Date, and continued vesting of his equity awards through the Potter Effective Date. On the Potter Effective Date, Mr. Potter also received the following separation payments and benefits, subject to Mr. Potter timely executing and not revoking a release of all claims against the Company (and abiding by non-disparagement covenant), or the Release: (i) beginning on the Potter Effective Date and ending on the twelve (12) month anniversary of the Potter Effective Date, Mr. Potter will continue to receive his base salary at the rate in effect immediately prior to the Potter Effective Date which, will amount to $560,000 and (ii) the Company will pay Mr. Potter’s COBRA premium payments for fifteen months.

On January 1, 2026, Mr. Potter satisfied the Severance Preconditions (as defined in the Potter Transition Agreement) and became eligible and received the following payments and benefits upon his execution and non-revocation of a second general release of all claims against the Company on April 6, 2026: (i) participation in the Company’s Management Bonus Program for the 2025 fiscal year, with such bonus earned as follows: (a) for the Adjusted Operating Income and Revenue components of the bonus (75% of the total bonus combined), Mr. Potter received such bonus in pari passu with all other eligible executives and (b) for the component related to personal performance (25% of the total bonus), Mr. Potter received such bonus based on a performance score of no less than 100%; (ii) each of the Potter Options, Potter RSUs and Potter PSUs continued to vest in accordance with its terms during the Consulting Period; (iii) effective March 31, 2026, each outstanding Potter Option automatically became fully vested and exercisable, 100% of each outstanding Potter RSU became automatically vested, and 100% of the total number of Earned PSUs (as defined in the Potter Transition Agreement) earned pursuant to each outstanding Potter PSU on the basis of Company’s performance vested on an accelerated basis; and (iv) effective March 31, 2026, each outstanding Option was amended to extend the post termination exercise period in effect for such Option, such that each Option shall remain exercisable under the earlier of (a) the expiration date of the Potter Option and (b) March 31, 2028.

Thi L. La. On February 11, 2025, we entered into an Employment Agreement with Ms. La, or the Employment Agreement and Change in Control and Severance Agreement, or the New Severance Agreement, pursuant to which Ms. La assumed the role of Chief Executive Officer on July 1, 2025, or the Effective Date for a three-year term. Upon the Effective Date, Ms. La’s prior employment agreement and change in control severance agreement was superseded and replaced by the Employment Agreement and New Severance Agreement. Pursuant to the Employment Agreement, on the Effective Date, she received an annual base salary of $800,000 and will be eligible for an annual bonus with a target amount equal to 120% of her annual base salary. In accordance with the employment agreement, we granted Ms. La RSUs, an option to purchase our common stock and PSUs having an aggregate target value of $5 million, or the New CEO Equity Award. Subject to the terms of the 2020 Plan and following the Effective Date, (i) Ms. La’s new RSUs will vest over four years, with 25% of the RSUs vesting on the first anniversary of the Effective Date and with respect to 1/16th of the RSUs on each quarterly anniversary thereafter, subject to Ms. La’s continued service through the applicable vesting date, (ii) Ms. La’s new shares subject to the option will vest and become exercisable over four years, with 25% of the shares subject to the option vesting on the first anniversary of the Effective Date and with respect to 1/48th of the shares subject to the Option on each monthly anniversary thereafter, subject to Ms. La’s continued service with the Company through the applicable vesting date, and (iii) Ms. La’s new PSUs will vest based on similar metrics to those currently in place for the 2025 PSUs. Pursuant to the New Severance Agreement that will become effective following the Effective Date, Ms. La is eligible to receive certain payment and benefits in the event we terminate Ms. La’s employment with us without Cause (as defined in the New Severance

Agreement ) or Ms. La resigns for Good Reason (as defined in the New Severance Agreement). The severance provided under the severance agreement provides for (a) continued payments over 12 months of her base salary, (b) a lump-sum payment equal to 100% of her target annual performance bonus and (c) continued healthcare coverage under our medical plan for up to 12 months. In lieu of such severance, if we terminate Ms. La’s employment without Cause or she resigns for Good Reason upon or within 12 months following a Change in Control, the severance agreement provides for (a) a lump sum cash payment equal to 24 months of base salary and 200% of her target annual bonus, (b) continued healthcare coverage under our medical plan for up to 24 months and (c) full acceleration of the vesting of all of her outstanding equity awards (other than any performance-based equity awards which are governed by the applicable award agreements). Ms. La must timely execute, and not revoke, a general release of all claims against us and our affiliates to receive the severance payments described above. In addition, if Ms. La materially breaches certain restrictive covenant agreements she will forfeit her severance benefits. The New CEO Equity Awards are also subject to certain retention restrictions as described under the header “Executive and Non-Executive Director Stock Ownership Guidelines.”

Gordon Mattingly. On November 14, 2025, we entered into an offer letter with Mr. Mattingly, or the Offer Letter, pursuant to which Mr. Mattingly assumed the role of Chief Financial Officer, principal financial officer and principal accounting officer. The Offer Letter provides that, among other things, Mr. Mattingly’s annual base salary will be $525,000. For each calendar year during the term of his employment, beginning with the 2026 calendar year, Mr. Mattingly will be eligible to participate in the Company’s Management Bonus Program with a target bonus potential of 70% of his annual base salary and a maximum payout of 140% of his annual base salary, based on the attainment of one or more pre-established performance goals.

On February 27, 2026, Mr. Mattingly also received the following one-time initial equity awards pursuant to the Company’s 2020 Incentive Award Plan: (i) restricted stock units, or the Mattingly RSUs with a target value of $1,000,000, (ii) performance-based stock units, or the Mattingly PSUs, with a target value of $1,000,000, and (iii) an option to purchase shares of the Company’s common stock, or the Mattingly Option with a grant date fair value of $1,000,000, based on the Black-Scholes pricing model. The number of shares of Company common stock subject to the Mattingly RSUs and PSUs were determined for each award by dividing $1,000,000 by the 30-day trailing average of the Company’s closing stock price immediately prior to the date of grant, rounded to the nearest whole share.

The Mattingly RSUs will vest over four years commencing on December 2, 2025, with 25% of the Mattingly RSUs vesting on December 2, 2026 and 6.25% of the Mattingly RSUs vesting on each quarterly anniversary thereafter over the remaining three years. The Mattingly PSUs will vest based on such performance metrics and on the same terms as the performance stock unit awards made to all other similarly situated senior executive officers for calendar year 2026, as determined by the compensation committee. The Mattingly Options will vest and become exercisable over four years commencing on December 2, 2025, with 25% of the shares subject to the option vesting on December 2, 2026 and 1/48th of the shares subject to the Mattingly Option vesting on each monthly anniversary thereafter. All vesting is subject to Mr. Mattingly’s continued employment with the Company through each vesting date. The Mattingly Options, Mattingly RSUs, and Mattingly PSUs are also subject to certain retention restrictions as described under the header “Executive and Non-Executive Director Stock Ownership Guidelines.”

Mr. Mattingly also entered into the Company’s standard change in control and severance agreement, pursuant to which he is eligible to receive certain payments and benefits in the event the Company terminates Mr. Mattingly’s employment without Cause or resigns for Good Reason in each case upon or within 12 months following a Change in Control (as defined in the Company’s Change in Control and Severance Agreement). The severance provided under the severance agreement provides for (a) 12 months of his base salary; (b) 100% of his target annual bonus; (c) continued healthcare coverage under our medical plan for up to 12 months and (d) full acceleration of the vesting of all of his outstanding equity awards (other than any performance-based equity awards). Mr. Mattingly must timely execute, and not revoke, a general release of all claims against the Company and our affiliates to receive the foregoing severance payments and benefits. In addition, if Mr. Mattingly materially breaches certain restrictive covenants he will forfeit his severance benefits.

Potential Payments upon Termination or Change in Control

The information below describes and quantifies certain compensation and benefits that would have become payable to each of our NEOs if our NEO’s employment had terminated on December 31, 2025 as a result of each of the termination scenarios described below, taking into account the NEO’s compensation as of that date. The information below does not generally reflect compensation and benefits available to all salaried employees upon termination of employment with us under similar circumstances. We are not obligated to provide any additional compensation in connection with a change in control, other than the potential acceleration of the PSUs granted in February 2025. The respective severance agreement for each of our NEOs includes a modified cutback provision, such that if any severance payments or benefits would constitute a “parachute payment” and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the NEO of the greatest amount of aggregate benefits on an after‑tax basis. For purposes of the table set forth below, it has been assumed that the payments and benefits will not be reduced pursuant to the preceding sentence and, accordingly, include the full value of such payments and benefits.

Name	Termination Scenario	Severance ($)(1)	Severance Bonus ($)(2)	Value of Unvested Option Awards ($)(3)	Value of Unvested Stock Awards ($)(4)	Value of Continued Health Care Coverage Premiums ($)(5)	Total ($)

Andrew J. Paul	Termination without Cause or for Good Reason	—	638,097	—	1,203,042	67,722	1,908,861
Thi L. La	Termination without Cause or for Good Reason	800,000	960,000	—	—	21,885	1,781,885
	Termination without Cause or for Good Reason Following a Change in Control	1,600,000	1,920,000	—	2,573,731	43,771	6,137,502
	Change in Control	—	—	—	—	—	1,169,503
Michael G. Potter	Termination without Cause or for Good Reason	560,000	443,797	—	—	45,190	1,048,987
Gordon Mattingly	Termination without Cause or for Good Reason	—	—	—	—	—	—
	Termination without Cause or for Good Reason Following a Change in Control	525,000	—	—	—	35,700	560,700
	Change in Control	—	—	—	—	—	—

(1)
Represents a cash payment of 12 months of base salary in the event of termination without cause or for good reason outside a change in control period for Ms. La and 24 months of base salary in the event of termination without cause or for good reason within 12 months following a change in control for Ms. La. Represents 12 months of base salary in the event of termination without cause or for good reason within 12 months following a change in control for Mr. Mattingly. Due to Mr. Potter’s transition from his role as Chief Financial Officer, he received a severance payment in the amount of $560,000.
(2)
Represents a cash payment of 12 months of Ms. La’s and Mr. Mattingly’s target bonus amounts in the event of termination without cause or for good reason outside a change in control period and a cash payment of 24 months of Ms. La’s target bonus in the event of termination without cause or for good reason within 12 months following a change in control. Due to his transition and retirement effective July 1, 2025, Mr. Paul received a pro-rated annual bonus based on achievement of performance goals for fiscal year 2025, in the amount of $638,097, and due to Mr. Potter’s transition from his role as Chief Financial Officer, he received a cash bonus in the amount of $443,797. Mr. Mattingly was not eligible to participate in the Company’s 2025 Management Bonus Program.
(3)
Represents the aggregate value of the executive’s unvested option awards that would have vested on an accelerated basis, based on the spread between fair value of our ordinary shares ($5.94 as of December 31, 2025) and the options’ exercise prices (and does not include any unvested options that are underwater, whereby the exercise price is more than the fair market value as of December 31, 2025) in the event of a termination without cause or resignation for good reason within the

12 months following a change in control. Based on Mr. Potter’s Separation and Consulting Agreements the Potter Options did not vest on an accelerated basis as of December 31, 2025.
(4)
Represents the aggregate value of the executive’s unvested RSUs that would have vested on an accelerated basis, based on the fair market value of our ordinary shares ($5.94 as of December 31, 2025). If each NEO is terminated without cause by us or resigns with good reason within 12 months for Ms. La and Mr. Mattingly following a change in control, then all RSUs will become fully vested. For PSUs granted in 2025, (i) to the extent they would have been earned prior such termination, then they would be subject to the foregoing acceleration as if they were RSUs and (ii) to the extent the performance period had not yet been completed prior to such termination, then they would terminate for no consideration. Under the terms and conditions of the 2025 PSUs, in the event of change in control prior to the end of the performance period, there will be earned PSUs equal to the greater of (i) the target number of PSUs and (ii) the actual achievement of the performance metrics based on the performance period ending immediately prior to the change in control. The change in control portion of the table above represents the target number of PSUs as if a change in control occurred on December 31, 2025. Based on Mr. Potter’s Separation and Consulting Agreements the Potter RSUs and PSUs would not have accelerated as of December 31, 2025.
(5)
Represents 24 months of COBRA premiums received by Mr. Paul and 15 months of COBRA premiums received by Mr. Potter in connection with each of their transitions from the Company. Represents 12 months’ COBRA premiums upon a termination without cause or resignation for good reason outside a change in control period for Ms. La. Represents 24 months’ COBRA premiums upon a termination without cause or resignation for good reason within 12 months following a change in control for Ms. La and 12 months for Mr. Mattingly.

CEO Pay Ratio

As required by Item 402(u) of Regulation S‑K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our former Chief Executive Officer, Andrew Paul and current Chief Executive Officer, Thi La:

For 2025:

•
The median of the annual total compensation of our employees (except our former Chief Executive Officer and current Chief Executive Officer) was $38,092;
•
The annual total compensation of our former Chief Executive Officer was $1,173,249;
•
The annual total compensation of our current Chief Executive Officer was $7,986,924; and
•
The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our employees was 210 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees using the following methodology:

For 2025, in accordance with Item 402(u) of Regulation S-K, we calculated the CEO pay ratio using the same employee census data used to calculate the median employee in 2024, as we believe there has been no change in our employee population or compensation arrangements during 2025 that would result in a significant change to our median employee calculation methodology. In determining our median employee in 2024, we considered the individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2024, whether employed on a full‑time, part‑time, seasonal or temporary basis. We did not include any contractors or other non‑employee workers in our employee population. Thus, our employee population used to determine our median employee, after taking into consideration the adjustments described above, consisted of approximately 2,075 individuals.

To identify our median employee, we chose to use the base salary rate and target variable cash compensation for active employees effective as of December 31, 2025. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2025 for hourly employees and base salary rate for our remaining employees.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using spot foreign exchange rates as of December 31, 2025. We did not make any cost‑of‑living adjustments.

Once we determined our median employee, we then calculated the 2025 total compensation for this individual using the same methodology we use to calculate the amount reported for our Chief Executive Officer in the “Total” column of the 2025 Summary Compensation Table as set forth in this proxy statement.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to our strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.

The compensation committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to each individual serving as our principal executive officer, or PEO, and the other named executive officers, or NEOs, as calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance measures. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see “Compensation Discussion and Analysis.”

Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation	Summary Compensation	Compensation Actually Paid	Compensation Actually Paid	Average Summary	Average Compensation	Total Stockholder	Peer Group Total	Net Income (Loss)	Revenue

	Table Total for PEO (Former) ($)(1)	Table Total for PEO (Current) ($)(1)	to PEO (Former) ($)(2)(3)	to PEO (Current) ($)(2)(3)	Compensation Table Total for Other NEOs ($)	Actually Paid to Other NEOs ($)(2)(3)	Return ($)	Stockholder Return ($)(4)	($ millions)	($ millions)(4)

2025	1,173,249	7,986,924	3,757,407	5,489,413	1,642,621	1,374,099	16	258	(16)	1,472
2024	5,975,495	—	(584,117)	—	3,549,223	139,522	46	220	(85)	1,316
2023	6,700,335	—	4,928,716	—	2,988,849	2,180,373	99	161	(3)	1,460
2022	9,891,116	—	4,476,337	—	2,393,278	305,071	95	102	(54)	1,375
2021	10,174,767	—	(233,657)	—	1,747,828	(2,680,709)	147	142	101	1,904

(1)
Amount represents the total compensation reported in the Summary Compensation Table for the applicable year in the case of Andy Paul, or our Former PEO, who served as PEO from January 1, 2025 through June 30, 2025 and our current PEO, Thi La from July 1, 2025 through December 31, 2025.
(2)
Amounts represent compensation actually paid to our Former PEO and Current PEO and the average compensation actually paid to our Other NEOs reported in the Summary Compensation Table for the relevant fiscal year, as determined under SEC rules (and described below), but do not reflect the actual amount of compensation earned by or paid to our PEOs or our other NEOs as a group in the applicable year. Mr. Paul was the sole PEO during the entirety of fiscal years 2024, 2023, 2022 and 2021. Our other NEOs include Mr. Potter and Mr. Mattingly for 2025, Ms. La and Mr. Potter for 2024 and 2023, Ms. La and Messrs. Potter and Lakritz for 2022 and Ms. La and Messrs. Potter, Lakritz and Chevalier for 2021.
(3)
CAP to our PEOs and other NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows, in accordance with Item 402(v) of Regulation S-K:

PEO CAP	2025 ($) (Former PEO)	2025 ($) (Current PEO)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Total	1,173,249	7,986,924	5,975,495	6,700,335	9,891,116	10,174,767
Adjustments:
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	—	(6,134,965)	(5,111,695)	(6,252,427)	(9,171,183)	(8,161,753)
Increase for year-end fair value of outstanding and unvested equity awards granted in the year	—	2,816,383	1,487,300	3,976,933	5,378,715	2,489,316
Increase for fair value as of vesting date of equity awards granted and vested in the year	—	—	—	—	177,819	—
Increase (deduction) for year over year change in fair value of outstanding and unvested equity awards granted in prior years	—	(67,459)	(2,385,052)	(165,998)	(731,991)	(3,008,808)
Increase (deduction) for year over year change in fair value of equity awards granted in prior years that vested in the year	649,004	888,531	(550,165)	669,873	(1,068,138)	(1,727,178)
Deduction for fair value at end of prior year for equity awards forfeited in the year	—	—	—	—	—	—
Increase for incremental fair value of equity awards modified in the year	1,935,154	—	—	—	—	—
CAP	3,757,407	5,489,413	(584,117)	4,928,716	4,476,337	(233,657)

CAP for Average Other NEOs	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Total	1,642,621	3,549,223	2,988,849	2,393,278	1,747,828
Adjustments:

Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(1,106,147)	(2,991,423)	(2,214,407)	(1,902,495)	(899,327)
Increase for year-end fair value of outstanding and unvested equity awards granted in the year	436,674	876,590	1,408,501	1,062,577	283,677
Increase for fair value as of vesting date of equity awards granted and vested in the year	—	—	—	—	—
Increase (deduction) for year over year change in fair value of outstanding and unvested equity awards granted in prior years	(117,131)	(799,507)	(58,322)	(599,524)	(2,686,297)
Increase (deduction) for year over year change in fair value of equity awards granted in prior years that vested in the year	232,110	(495,361)	55,752	(631,862)	(1,126,590)
Deduction for fair value at end of prior year for equity awards forfeited in the year	—	—	—	(24,648)	—
Increase for incremental fair value of equity awards modified in the year	285,972	—	—	7,744	—
CAP	1,374,099	139,522	2,180,373	305,071	(2,680,709)

For all periods presented in the tables above, there were no adjustments applicable to (i) dividends or other earnings paid during the applicable fiscal year prior to the vesting date, (ii) deduction for change in the actuarial present values for the applicable fiscal year or (iii) increase for service cost and prior service cost for pension plans.

(4)
For the relevant fiscal year, represents the cumulative TSR, or the Peer Group TSR, of the S&P 500 IT Technology Index, or the Peer Group, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested on December 31, 2020, through the end of the listed year in the Company and in the Peer Group, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined that Revenue, which is a GAAP measure, to be the most important financial measure used to link Company performance to CAP to our PEO and Other NEOs in 2025, 2024, 2023, 2022 and 2021. This performance measure may not have been the most important financial performance measure for year 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Narrative Disclosure to Pay Versus Performance Table

Description of Between PEO and Other NEOs CAP and Financial Performance Measures

The graphs below compare the CAP to our PEO and the average of the CAP to our Other NEOs, with (i) our cumulative TSR, (ii) our Peer Group TSR, (iii) our net income and (iv) revenue, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025. CAP is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

Compensation Actually Paid vs. Total Shareholder Return
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Compensation Actually Paid ($ millions)
Value of Initial $100 Investment (TSR)
$9.0
$7.0
$5.0
$3.0
$1.0
($1.0)
($3.0)
($5.0)
$300
$250
$200
$150
$100
$50
$0
($0.2)
($2.7)
$4.5
$0.3
$4.9
$2.2
($0.6)
$0.1
$9.2
$1.4
$147
$142
$102
$95
$161
$99
$220
$46
$258
$16
PEO CAP
Avg. Other NEOs CAP
Corsair TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income (Loss)
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Compensation Actually Paid ($ millions)
$9.0
$7.0
$5.0
$3.0
$1.0
($1.0)
($3.0)
($5.0)
Net Income (Loss) ($ millions)
$150
$100
$50
$0
($50)
($100)
$101
($0.2)
($2.7)
$4.5
$0.3
($54)
$4.9
$2.2
($3)
($0.6)
$0.1
($85)
$9.2
$1.4
($16)
PEO CAP
Avg. Other NEOs CAP
Net Income (Loss)

Compensation Actually Paid vs. Revenue
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Compensation Actually Paid ($ millions)
Revenue ($ millions)
$9.0
$7.0
$5.0
$3.0
$1.0
($1.0)
($3.0)
($5.0)
$1,900
$1,700
$1,500
$1,300
$1,100
$900
$700
$500
$1,904
$1,375
$1,460
$1,316
$1,472
($0.2)
($2.7)
$4.5
$0.3
$4.9
$2.2
($0.6)
$0.1
$9.2
$1.4
PEO CAP
Avg. Other NEOs CAP
Revenue

Although Item 402(v) of Regulation S‑K requires the description of the relationship between the compensation actually paid for our NEOs and our net income, we do not currently utilize GAAP or non‑GAAP net income as a performance measure in any of our incentive programs. As a result, the impact of year‑over‑year fluctuations in our net income (loss) has less of an impact on compensation actually paid. The key factor that drove the changes in compensation actually paid is the fluctuations of our stock price.

Pay Versus Performance Tabular List

We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2025:

• Revenue(1); and

• Non-GAAP adjusted Operating Income(2).

Please note that we have only listed two financial performance metrics, as there are no other financial performance metrics that were linked to CAP for our NEOs in 2025. The Company’s most important financial performance measure for linking CAP to Company performance is Revenue, as it is one of only two Company Performance Factors under our annual performance bonus program (the other being Non-GAAP adjusted operating income) and it is used for purposes of selecting companies comprising our compensation peer groups which influence compensation decisions. This financial performance measure is required in the Pay Versus Performance Table above.

(1) For an explanation of our management’s use of this measure for the relevant fiscal year, see “Compensation Discussion and Analysis—Determination of Compensation” of this Proxy Statement. Revenue is used as a Company Performance Factor under our annual performance bonus program and is one of the performance metrics for our PSUs.

(2) For an explanation of our management’s use of this measure, see “Compensation Discussion and Analysis—Determination of Compensation” of this Proxy Statement. Non-GAAP adjusted operating income is used as a Company Performance Factor under our annual performance bonus program and is one of the performance metrics for our PSUs. For a full reconciliation for non-GAAP adjusted operating income to the most directly comparable financial measure stated in accordance with GAAP, please see “Use and Reconciliation of Non-GAAP Financial Measures” and the accompanying tables in our press release filed as an exhibit to a Current Report on Form 8-K that we filed with the SEC on February 12, 2026.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2025, regarding existing compensation plans, under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Option Awards, Restricted Stock Units, and Performance Stock Units (a)	Weighted-Average Exercise Price of Outstanding Option Awards	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders(1)(2)(5)	14,721,698 (3)	$ 13.54 (4)	17,252,463(5)

(1)
Consists of the 2020 Plan, 2020 Employee Stock Purchase Plan, or the ESPP, and 2017 Program, as amended. The Company no longer makes grants under the 2017 Program.
(2)
The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 75,000,000 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 20,000,000 shares of stock may be issued under the ESPP.
(3)
Consists of 11,811,127 shares of common stock underlying outstanding options, 2,343,571 unvested RSUs, and 567,000 unearned PSUs. Amount does not include any purchase rights accruing under the 2020 ESPP during the current purchase period. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the 2020 ESPP on any one purchase date for any offering period, including the current offering period, may not exceed 5,000 shares.
(4)
Represents the weighted average exercise price of outstanding options. The weighted average exercise price does not take into account outstanding RSUs and unearned PSUs.
(5)
As of December 31, 2025, a total of 12,711,414 shares of our common stock were available for issuance pursuant to the 2020 Plan, which number excludes the 4,265,554 shares that were added to the 2020 Plan as a result of the automatic annual increase on January 1, 2026. As of December 31, 2025, a total of 4,541,049 shares of our common stock were available for issuance pursuant to the 2020 ESPP, which number excludes the 1,066,388 shares that were added to the 2020 ESPP as a result of the automatic annual increase on January 1, 2026.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The percentage of shares beneficially owned is computed on the basis of 106,879,647 shares of our common stock outstanding as of April 20, 2026. Shares of our common stock that a person has the right to acquire within 60 days of April 20, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors, director nominees and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Corsair Gaming, Inc., at 115 N. McCarthy Boulevard, Milpitas, California 95035.

Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership

5% and Greater Stockholders:
Corsair Group (Cayman), LP(1)	56,300,771	—	56,300,771	52.68%
BlackRock, Inc.(2)	6,588,191	—	6,588,191	6.16%
The Vanguard Group(3)	—	—	—	—

Named Executive Officers Directors and Director Nominees:
Andrew J. Paul	2,908,896	2,985,985	5,894,881	5.37%
Thi L. La	323,197	1,602,849	1,926,046	1.78%
Michael G. Potter	115,458	1,109,364	1,224,822	1.13%
Gordon Mattingly	—	—	—	—
George L. Majoros, Jr.(1)	56,300,771	—	56,300,771	52.68%
Anup Bagaria(1)	56,300,771	—	56,300,771	52.68%
Stuart A. Martin	—	—	—	—
Jason Glen Cahilly(4)	33,939	171,399	205,338	*%
Samuel R. Szteinbaum	407,829	121,399	529,228	*%
Randall J. Weisenburger	92,762	171,399	264,161	*%
Diana Bell	24,332	93,860	118,192	*%
Sarah Mears Kim	8,874	86,174	95,048	*%
All directors and executive officers as a group (10 persons)	57,191,704	2,247,080	59,438,784	54.47%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Consists of 56,300,771 shares of common stock held by Corsair Group (Cayman), LP, or EagleTree. EagleTree‑Carbide (GP), LLC, or EagleTree GP, is the sole general partner of EagleTree; EagleTree Partners IV (GP), LP, or EagleTree Partners IV, is the sole member and manager of EagleTree GP, and EagleTree Partners IV Ultimate GP, LLC, or EagleTree Ultimate, is the sole general partner of EagleTree Partners IV. Messrs. Bagaria and Majoros are the co‑managing members of EagleTree Ultimate. Each of EagleTree GP, EagleTree Partners IV, EagleTree Ultimate and Messrs. Bagaria and Majoros may be deemed to be the beneficial owner of the shares of common stock beneficially owned by EagleTree, but each disclaims beneficial ownership of such shares. The address for EagleTree, EagleTree GP, EagleTree Partners IV and EagleTree Ultimate is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1‑1104. The address for Messrs. Bagaria and Majoros is c/o EagleTree Capital, LP, 1185 Avenue of the Americas, 39th Floor, New York, NY 10036. Messrs. Bagaria, Majoros and Martin are employees of EagleTree Capital, LP, which provides investment advisory services to EagleTree and its affiliates.
(2)
The address of the holder is 55 East 2nd Street, New York, NY 10055. The information contained herein is based solely upon a Schedule 13G/A filed with the SEC on January 29, 2024.
(3)
Based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on March 26, 2026. The Vanguard Group reported beneficial ownership of 0 shares of common stock (0%) as of March 13, 2026. According to the filing, the reduction in reported beneficial ownership reflects an internal realignment of certain subsidiaries or business divisions of subsidiaries of the Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., which will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. In a Schedule 13G/A previously filed with the SEC on July 29, 2025, The Vanguard Group reported beneficial ownership of 6,647,510 shares of common stock and reported the sole power to vote 0 shares of common stock and dispose of 6,508,532 shares of common stock and shared power to vote 97,487 shares of common stock and dispose of 138,978 shares of common stock.
(4)
Mr. Cahilly owns indirect limited partner equity interests in Corsair Group (Cayman), LP, representing, approximately 1.3% of the limited partner equity interests of Corsair Group (Cayman), LP.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Corporate Secretary by telephone at (510) 657‑8747 or by mail at 115 N. McCarthy Boulevard, Milpitas, California 95035. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to us as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Reports

This proxy statement is accompanied by our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025, or the Form 10‑K. The Form 10‑K includes our audited consolidated financial statements. We have filed the Form 10‑K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.corsair.com. In addition, upon written request to our Corporate Secretary at 115 N. McCarthy Boulevard, Milpitas, California 95035 we will mail a paper copy of our Form 10‑K, including the consolidated financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2026 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2026 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2026 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

By Order of the Board of Directors:

/s/ Gordon Mattingly
Chief Financial Officer

Milpitas, California

April 30, 2026

CORSAIR GAMING, INC
115 N. MCCARTHY BOULEVARD
MILPITAS, CA 95035

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CRSR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95121-P46445 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORSAIR GAMING, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class III Directors to serve until the 2029 annual meeting of stockholders or until their successors are elected.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thi La
02) Randall J. Weisenburger

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxies may vote in their discretion upon any other matters as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

SCAN TO VIEW M

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2026 Proxy Statement and Notice of Annual Meeting and Form 10-K are available at www.proxyvote.com.

V95122-P46445

CORSAIR GAMING, INC.
Annual Meeting of Stockholders
June 16, 2026 11:30 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Thi La and Gordon Mattingly, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CORSAIR GAMING, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM PDT on June 16, 2026 virtually at www.virtualshareholdermeeting.com/CRSR2026, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com. V68014-P26848 CORSAIR GAMING, INC. Annual M accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side